                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                                      among

                                  EQUIFAX INC.
                        as a Borrower and as a Guarantor

                                   EQUIFAX PLC
                            as a Designated Borrower

                   CERTAIN OTHER SUBSIDIARIES OF EQUIFAX INC.
                         FROM TIME TO TIME PARTY HERETO
                             as Designated Borrowers

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       and

                                  SUNTRUST BANK
                             as Administrative Agent

                           Dated as of August 20, 2004


--------------------------------------------------------------------------------

    SUNTRUST ROBINSON HUMPHREY, a division of SUNTRUST CAPITAL MARKETS, INC.
                               Joint Lead Arranger

                         BANC OF AMERICA SECURITIES LLC
                               Joint Lead Arranger

                              BANK OF AMERICA, N.A.
                                Syndication Agent

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             Co-Documentation Agent

                                BANK OF NEW YORK
                             Co-Documentation Agent

                                       and

                             ROYAL BANK OF SCOTLAND
                             Co-Documentation Agent

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

                                                    TABLE OF CONTENTS

                                                                                                               PAGE

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ARTICLE I DEFINITIONS, ETC........................................................................................1
         SECTION 1.1           DEFINITIONS........................................................................1
         SECTION 1.2           GENERAL...........................................................................22
         SECTION 1.3           OTHER DEFINITIONS AND PROVISIONS..................................................22
         SECTION 1.4           CURRENCY EQUIVALENTS GENERALLY....................................................23
         SECTION 1.5           SPECIAL PROVISIONS RELATING TO CURRENCY...........................................23

ARTICLE II CREDIT FACILITIES.....................................................................................23
         SECTION 2.1           AMOUNT AND TERMS OF CREDIT........................................................23
         SECTION 2.2           PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS..................................24
         SECTION 2.3           REPAYMENT OF LOANS................................................................25
         SECTION 2.4           REVOLVING CREDIT NOTES............................................................27
         SECTION 2.5           COMPETITIVE BID LOANS AND PROCEDURE...............................................27
         SECTION 2.6           SWINGLINE LOANS AND PROCEDURE.....................................................31
         SECTION 2.7           COMMITMENT REDUCTIONS AND INCREASES...............................................34
         SECTION 2.8           TERMINATION.......................................................................35
         SECTION 2.9           UTILIZATION OF REVOLVING COMMITMENTS IN OFFSHORE CURRENCIES.......................35
         SECTION 2.10          DESIGNATED BORROWERS..............................................................36
         SECTION 2.11          LIMITATION ON LIABILITY...........................................................37

ARTICLE III LETTER OF CREDIT FACILITY............................................................................37
         SECTION 3.1           L/C COMMITMENT....................................................................37
         SECTION 3.2           PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.......................................38
         SECTION 3.3           FEES AND OTHER CHARGES............................................................40
         SECTION 3.4           L/C PARTICIPATIONS................................................................40
         SECTION 3.5           REIMBURSEMENT OBLIGATION OF THE BORROWERS; LIMITATION ON LIABILITY................41
         SECTION 3.6           OBLIGATIONS ABSOLUTE..............................................................42
         SECTION 3.7           EFFECT OF L/C APPLICATION.........................................................43

ARTICLE IV GENERAL LOAN PROVISIONS...............................................................................44
         SECTION 4.1           INTEREST..........................................................................44
         SECTION 4.2           CONVERSION AND CONTINUATION OF REVOLVING CREDIT LOANS.............................46
         SECTION 4.3           FEES..............................................................................47
         SECTION 4.4           MANNER OF PAYMENT.................................................................47
         SECTION 4.5           CREDITING OF PAYMENTS AND PROCEEDS................................................48
         SECTION 4.6           ADJUSTMENTS.......................................................................49
         SECTION 4.7           NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY
                               THE ADMINISTRATIVE AGENT..........................................................49
         SECTION 4.8           CHANGED CIRCUMSTANCES.............................................................50
         SECTION 4.9           INDEMNITY...........................................................................
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         SECTION 4.10          CAPITAL REQUIREMENTS..............................................................53
         SECTION 4.11          TAXES.............................................................................53
         SECTION 4.12          MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.................................56

ARTICLE V CLOSING; CONDITIONS OF CLOSING AND BORROWING...........................................................57
         SECTION 5.1           CONDITIONS TO CLOSING.............................................................57
         SECTION 5.2           CONDITIONS TO ALL EXTENSIONS OF CREDIT............................................60

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES..................................................61
         SECTION 6.1           REPRESENTATIONS AND WARRANTIES....................................................61
         SECTION 6.2           SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC...................................67

ARTICLE VII FINANCIAL INFORMATION AND NOTICES....................................................................67
         SECTION 7.1           FINANCIAL STATEMENTS, ETC.........................................................68
         SECTION 7.2           OFFICER'S COMPLIANCE CERTIFICATE..................................................68
         SECTION 7.3           ACCOUNTANTS' CERTIFICATE..........................................................70
         SECTION 7.4           OTHER REPORTS.....................................................................70
         SECTION 7.5           NOTICE OF LITIGATION AND OTHER MATTERS............................................70
         SECTION 7.6           RATINGS INFORMATION...............................................................71
         SECTION 7.7           ACCURACY OF INFORMATION...........................................................71

ARTICLE VIII AFFIRMATIVE COVENANTS...............................................................................72
         SECTION 8.1           PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS...........................72
         SECTION 8.2           MAINTENANCE OF PROPERTY...........................................................72
         SECTION 8.3           INSURANCE.........................................................................72
         SECTION 8.4           ACCOUNTING METHODS AND FINANCIAL RECORDS..........................................73
         SECTION 8.5           PAYMENT AND PERFORMANCE OF OBLIGATIONS............................................73
         SECTION 8.6           COMPLIANCE WITH LAWS AND APPROVALS................................................73
         SECTION 8.7           ENVIRONMENTAL LAWS................................................................73
         SECTION 8.8           COMPLIANCE WITH ERISA.............................................................74
         SECTION 8.9           CONDUCT OF BUSINESS...............................................................74
         SECTION 8.10          VISITS AND INSPECTIONS............................................................74
         SECTION 8.11          USE OF PROCEEDS...................................................................75

ARTICLE IX NEGATIVE COVENANTS....................................................................................75
         SECTION 9.1           FINANCIAL COVENANTS...............................................................75
         SECTION 9.2           LIMITATIONS ON LIENS..............................................................75
         SECTION 9.3           LIMITATIONS ON SUBSIDIARY DEBT....................................................78
         SECTION 9.4           LIMITATIONS ON MERGERS AND LIQUIDATION............................................79
         SECTION 9.5           LIMITATION ON ASSET DISPOSITIONS..................................................79
         SECTION 9.6           LIMITATIONS ON ACQUISITIONS.......................................................79
         SECTION 9.7           LIMITATION ON RESTRICTED INVESTMENTS..............................................80
         SECTION 9.8           LIMITATION ON RESTRICTED PAYMENTS.................................................80
         SECTION 9.9           LIMITATION ON TRANSACTIONS WITH AFFILIATES........................................80
         SECTION 9.10          LIMITATION ON CERTAIN ACCOUNTING CHANGES..........................................80
         SECTION 9.11          LIMITATION OF RESTRICTING SUBSIDIARY DIVIDENDS AND DISTRIBUTIONS..................81


                                       ii
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         SECTION 9.12          HEDGING AGREEMENTS................................................................81

ARTICLE X GUARANTY OF THE COMPANY................................................................................81
         SECTION 10.1          GUARANTY OF PAYMENT...............................................................81
         SECTION 10.2          OBLIGATIONS UNCONDITIONAL; WAIVERS................................................81
         SECTION 10.3          MODIFICATIONS.....................................................................82
         SECTION 10.4          ADDITIONAL WAIVER OF RIGHTS.......................................................83
         SECTION 10.5          REINSTATEMENT.......................................................................
         SECTION 10.6          REMEDIES..........................................................................84
         SECTION 10.7          LIMITATION OF GUARANTY............................................................84

ARTICLE XI DEFAULT AND REMEDIES..................................................................................84
         SECTION 11.1          EVENTS OF DEFAULT.................................................................84
         SECTION 11.2          REMEDIES..........................................................................88
         SECTION 11.3          RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC...................................89

ARTICLE XII THE ADMINISTRATIVE AGENT.............................................................................89
         SECTION 12.2          NATURE OF DUTIES OF ADMINISTRATIVE AGENT..........................................90
         SECTION 12. 7         SUCCESSOR ADMINISTRATIVE AGENT....................................................91
         SECTION 12. 8         ADDITIONAL AGENCIES; NO DUTIES IMPOSED UPON SYNDICATION AGENTS OR
                               CO-DOCUMENTATION AGENTS...........................................................92
         SECTION 12. 9         INDEMNIFICATION...................................................................92

ARTICLE XIII MISCELLANEOUS.......................................................................................93
         SECTION 13.1          NOTICES...........................................................................93
         SECTION 13.2          EXPENSES, INDEMNITY...............................................................94
         SECTION 13.3          SET-OFF...........................................................................95
         SECTION 13.4          GOVERNING LAW.....................................................................96
         SECTION 13.5          CONSENT TO JURISDICTION...........................................................96
         SECTION 13.6          WAIVER OF JURY TRIAL:  LIMITATION ON DAMAGES......................................96
         SECTION 13.7          REVERSAL OF PAYMENTS..............................................................97
         SECTION 13.8          ACCOUNTING MATTERS................................................................97
         SECTION 13.9          SUCCESSORS AND ASSIGNS; PARTICIPATIONS............................................97
         SECTION 13.10         CONFIDENTIALITY..................................................................101
         SECTION 13.11         AMENDMENTS, WAIVERS AND CONSENTS.................................................102
         SECTION 13.12         PERFORMANCE OF DUTIES............................................................103
         SECTION 13.13         ALL POWERS COUPLED WITH INTEREST.................................................103
         SECTION 13.14         SURVIVAL OF INDEMNITIES..........................................................103
         SECTION 13.15         TITLES AND CAPTIONS..............................................................103
         SECTION 13.16         SEVERABILITY OF PROVISIONS.......................................................103
         SECTION 13.17         COUNTERPARTS.....................................................................104
         SECTION 13.18         TERM OF AGREEMENT................................................................104
         SECTION 13.19         INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS............104
         SECTION 13.20         JUDGMENT CURRENCY................................................................104
         SECTION 13.21         SEVERAL OBLIGATIONS OF THE BORROWERS.............................................105

                                       iii
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
         SECTION 13.22         SUBORDINATION OF COMPANY'S CLAIMS AGAINST THE DESIGNATED BORROWERS...............105
         SECTION 13.23         PATRIOT ACT NOTIFICATION.........................................................105

                                    SCHEDULES

Schedule 1.1(a)         -        Commitments as of Closing Date

Schedule 4.1(f)         -        Calculation of MLA Cost

Schedule 6.1(b)         -        Subsidiaries of the Company as of Closing Date

Schedule 6.1(h)         -        Environmental Matters

Schedule 6.1(p)         -        Debt and Support Obligations of the Borrowers
                                 and any Subsidiary as of Closing Date

Schedule 9.2            -        Liens as of Closing Date


Schedule 13.1           -        Notice Addresses for Lenders


                                    EXHIBITS

Exhibit A-1       -       Form of Revolving Credit Note for Company
Exhibit A-2       -       Form of Revolving Credit Note for Designated Borrowers
Exhibit B-1       -       Form of Notice of Revolving Credit Borrowing
Exhibit B-2       -       Form of Notice of Swingline Borrowing
Exhibit C         -       Form of Notice of Account Designation
Exhibit D         -       Form of Notice of Prepayment
Exhibit E         -       Form of Borrower Joinder Agreement
Exhibit F         -       Form of Notice of Conversion/Continuation
Exhibit G         -       Form of Officer's Compliance Certificate
Exhibit H         -       Form of Assignment and Acceptance

        CREDIT AGREEMENT dated as of August 20, 2004 among EQUIFAX INC., a Georgia corporation (the "COMPANY"), EQUIFAX PLC, a public company limited by shares organized under the laws of England and Wales ("EQUIFAX PLC"), certain other Wholly-Owned Subsidiaries of the Company from time to time party hereto (together with Equifax Plc, each a "DESIGNATED BORROWER," and together with the Company and Equifax Plc, the "BORROWERS," and each, a "BORROWER"), the Lenders from time to time party hereto and SUNTRUST BANK, as Administrative Agent (all capitalized terms used herein and defined in Section 1.1 are used herein as therein defined).


                              STATEMENT OF PURPOSE


        WHEREAS, the Borrowers wish to establish with the Lenders credit facilities providing for revolving loans and letters of credit of up to $500,000,000 in the aggregate maximum principal amount at any time outstanding, and the Lenders and the Administrative Agent are willing to establish such credit facilities on the terms and conditions set forth herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I
                                DEFINITIONS, ETC.


        SECTION 1.1     DEFINITIONS.

        The following terms when used in this Agreement shall have the meanings assigned to them below:

        "ADMINISTRATIVE AGENT" means SunTrust Bank in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

        "ADMINISTRATIVE AGENT'S FEE LETTER" means that certain letter agreement, dated as of June 4, 2004, among the Administrative Agent, SunTrust Capital Markets, Inc. and the Company, as amended, modified, supplemented or replaced from time to time.

        "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

        "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries (a) controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries or (b) owns or holds ten percent (10%) or more of the Capital Stock in such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "AGGREGATE REVOLVING CREDIT COMMITMENT" means the aggregate Revolving Credit Commitment of all Lenders, as such amount may be increased or reduced or modified at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving Credit Commitment on the Closing Date shall be Five Hundred Million Dollars ($500,000,000).

        "AGGREGATE REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of (a) such Lender's Revolving Credit Commitment to (b) the Aggregate Revolving Credit Commitment of all of the Lenders.

        "AGREED ALTERNATIVE CURRENCY" shall have the meaning assigned thereto in
Section 2.9(e).

        "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified.

        "APPLICABLE CURRENCY" means, as to any particular Revolving Credit Loan, Competitive Bid Loan, Letter of Credit or payment, Dollars or the Offshore Currency in which such Loan, Letter of Credit or payment is denominated or is payable.

        "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

        "APPLICABLE PERCENTAGE" means, for purposes of calculating (a) the interest rate applicable to Offshore Rate Loans for purposes of Section 4.1(a);
(b) the L/C Fee for purposes of Section 3.3(a); or (c) the Facility Fee for purposes of Section 4.3(b), the rate set forth below opposite the Applicable Rating then in effect:

         ------------ ------------------- ------------- -------------
                                            Offshore
                                           Rate Loans
                                           under the
                                           Revolving
                                             Credit
         Pricing                            Facility      Facility
         Level         Applicable Rating   and L/C Fee       Fee
         ------------ ------------------- ------------- -------------
             I              > A/A2           0.275%        0.100%
                            -
         ------------ ------------------- ------------- -------------
             II              A-/A3           0.375%        0.125%
         ------------ ------------------- ------------- -------------
             III           BBB+/Baa1         0.475%        0.150%
         ------------ ------------------- ------------- -------------
             IV            BBB/Baa2          0.575%        0.175%
         ------------ ------------------- ------------- -------------
             V           < BBB/Baa2          0.750%        0.250%
         ------------ ------------------- ------------- -------------

For purposes of the foregoing, (i) if the Applicable Ratings established by Moody's and S&P are different but correspond to consecutive Pricing Levels, then the Pricing Level with the lower number (i.e., corresponding to the better rating) shall apply (e.g., if Moody's and S&P's

Applicable Ratings correspond to Pricing Levels I and II, respectively, then Pricing Level I will apply), (ii) if the Applicable Ratings established by Moody's and S&P are different and correspond to non-consecutive Pricing Levels, then the Pricing Level with a number equal to the higher Pricing Level number (i.e., corresponding to the worse rating) minus one shall apply (e.g., if Moody's and S&P's Applicable Ratings correspond to Pricing Levels I and IV, respectively, then Pricing Level III will apply), (iii) if only one Applicable Rating is available as a result of either S&P or Moody's failure to continue to rate any issuer's senior, unsecured, long-term, non-credit enhanced debt for borrowed money, then the Pricing Level shall be based on such Applicable Rating that remains available (e.g., if Moody's Applicable Rating corresponds to Pricing Level I and S&P is no longer in the business of rating any issuer's senior, unsecured, long-term, non-credit enhanced debt for borrowed money, then Pricing Level I will apply), (iv) if S&P or Moody's withdraws its Applicable Rating and the remaining Applicable Rating is below BBB+/Baa1, as applicable, then such remaining Applicable Rating shall apply for sixty (60) days from the date of such withdraw by either S&P or Moody's of its Applicable Rating and thereafter Pricing Level V shall apply until the earlier of (A) such time as S&P and/or Moody's provides another Applicable Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Agreement, (v) if S&P or Moody's withdraws its Applicable Rating and the remaining Applicable Rating is BBB+/Baa1 or above, as applicable, then the Pricing Level shall correspond to the remaining Applicable Rating, and (vi) if both S&P and Moody's withdraw their Applicable Ratings, then Pricing Level V shall apply until the earlier of (A) such time as S&P and/or Moody's provides another Applicable Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Agreement.

        The Applicable Percentage shall be determined and adjusted as of the date on which any change in an Applicable Rating is announced by the relevant rating agency (each such adjustment date, a "RATE DETERMINATION DATE").

        Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon notice of a ratings change by the Company as required pursuant to Section
7.6 and shall promptly notify the Company and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as any new Extension of Credit made thereafter. The Applicable Percentage from the Closing Date shall be based on Pricing Level II, subject to adjustment as provided herein.

        "APPLICABLE RATING" means as to each of Moody's and S&P, its rating of the Company's senior, unsecured, long-term, non-credit enhanced debt for borrowed money.

        "APPLICANT BORROWER" shall have the meaning assigned thereto in Section 2.10(a).

        "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "ARRANGERS" means SunTrust Capital Markets, Inc. and Banc of America Securities LLC in their capacities as Joint Lead Arrangers for the Credit Facility.

        "ASSET DISPOSITION" means the disposition of any or all of the assets (including without limitation the disposition of accounts and notes receivable, the sale of the Capital Stock of a Subsidiary to a Person other than the Company or a Subsidiary of the Company and any Equity Issuance of Capital Stock of a Subsidiary to a Person other than the Company or a Subsidiary of the Company) of the Company or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) the sale of inventory or Cash Equivalents in the ordinary course of business, (ii) the sale or disposition of fixed assets no longer used or useful in the conduct of such Person's business, (iii) any Equity Issuance of Capital Stock of the Company,
(iv) transfers of assets to the Company or from a Subsidiary of the Company to a Wholly-Owned Subsidiary of the Company, (v) transfers of assets required in connection with any Permitted Securitization Transaction or (vi) transfers of assets which individually account for less than $1,000,000 of the Consolidated Operating Profit for the immediately preceding Fiscal Year.

        "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 13.9(b)(iii).

        "BANKRUPTCY EVENT" means any of the events set forth in Section 11.1(i) or (j) or any of those events which with the passage of time, the giving of notice or any other condition would constitute such an event, in respect of any of the Borrowers or any of their Subsidiaries.

        "BASE RATE" means, at any time, the higher of (a) the Prime Rate and (b) the sum of (i) the Federal Funds Rate PLUS (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

        "BASE RATE LOAN" means any Loan denominated in Dollars and bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

        "BORROWER JOINDER AGREEMENT" means a Borrower Joinder Agreement executed by an Applicant Borrower, the Company and the Administrative Agent in substantially the form of EXHIBIT E, as amended, restated, supplemented or otherwise modified.

        "BORROWERS" means, collectively, the Company, Equifax Plc and the Designated Borrowers; "BORROWER" means any one of them.

        "BUSINESS DAY" shall mean any day other than a Saturday or Sunday on which banks are not authorized or required to close in Atlanta, Georgia or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on an Offshore Rate Loan or a Competitive Bid Loan (i) in a currency other than euros, on which banks are dealing in Dollar or any Offshore Currency (other than euros) deposits, as applicable, in the applicable interbank eurocurrency market in London, England, and in the country of issue of the currency of such Offshore Rate Loan or a Competitive Bid Loan, and (ii) in euros, on which TARGET is open for the settlement of payments in euros.

        "CAPITAL LEASE" means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Consolidated Subsidiaries.

        "CAPITAL STOCK" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "CASH EQUIVALENT" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

        "CHANGE IN CONTROL" shall have the meaning assigned thereto in Section 11.1(h).

        "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 shall be satisfied or waived in all respects.

        "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

        "COMPANY" means Equifax Inc., a Georgia corporation.

        "COMPETITIVE BID" means an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.5.

        "COMPETITIVE BID LOANS" means any Loan made pursuant to Section 2.5 and all such Loans collectively as the context requires.

        "COMPETITIVE BID RATE" means the rate of interest per annum expressed in multiples of l/100th of one percent offered with respect to any Competitive Bid Loan offered by the Lender making such Competitive Bid.

        "COMPETITIVE BID REQUEST" means a request by the Company, on behalf of a Borrower, for Competitive Bids in accordance with Section 2.5.

        "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

        "CONSOLIDATED EBITDA" means, for any period, as applied to the Company and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) Consolidated Net Income, PLUS (b) an amount which, in the determination of Consolidated Net Income has been deducted for (i) Consolidated Interest Expense, (ii) all federal and state income tax expense,
(iii) depreciation and amortization expense, and (iv) all other non-cash charges, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP; PROVIDED, that for purposes of calculating Consolidated EBITDA of the Company for any period of four consecutive fiscal quarters (each, a "REFERENCE PERIOD") pursuant to any determination of the Leverage Ratio, (x) the Consolidated EBITDA of (or attributable to) (A) any other Person, (B) all or substantially all of the business or assets of any other Person or (C) operating division or business unit of any other Person, acquired by, or merged into or consolidated with, the Company or one of its Consolidated Subsidiaries during such Reference Period, in each case under this clause (x), shall be included on a pro forma basis for such Reference Period as if such acquisition, merger or consolidation in connection therewith occurred on the first day of such Reference Period and (y) the Consolidated EBITDA of (or attributable to) (A) any Consolidated Subsidiary whose Capital Stock is sold or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period such that as a result of such sale or transfer such Consolidated Subsidiary ceases to be a Subsidiary of the Company,
(B) assets (whether all or substantially all) of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Subsidiary of the Company during such Reference Period or (C) an operating division or business unit of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period, in each case under this clause (y), shall be excluded on a pro forma basis for such Reference Period as if the consummation of such sale, lease or other transfer occurred on the first day of such Reference Period so long as the Consolidated EBITDA of (or attributable to) such Capital Stock, asset, operating division or business unit sold or otherwise transferred, exceeds 5% of Consolidated Operating Profit for the immediately preceding Fiscal Year.

        "CONSOLIDATED FUNDED DEBT" means, as of any date, without duplication, all Debt of the Company and its Consolidated Subsidiaries of the type referred to in clauses (a), (b), (f), (g), (h), (i), (j) (but in the case of clause (j), only to the extent of any drawn amount of such letters of credit) and (l) and
(m) of the definition of "Debt" set forth in this Section 1.1, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP. Any Debt described in clauses (l) and (m) of the definition of Debt shall be included in the calculation of Consolidated Funded Debt even if the applicable Subsidiary (including any Permitted Securitization Subsidiary) is not consolidated under GAAP.

        "CONSOLIDATED INTEREST EXPENSE" means, for any period, as applied to the Company and its Consolidated Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) PLUS (ii) the net amount payable (or MINUS the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period), in each case as determined and computed on a Consolidated basis in accordance with GAAP.

        "CONSOLIDATED NET INCOME" means, for any period, the net income, after taxes, of the Company and its Consolidated Subsidiaries for such period as determined and computed on a Consolidated basis in accordance with GAAP.

        "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date, Consolidated Total Assets, less the sum of the value, as set forth or reflected in the most recent Consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP of:

                (i) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding "Purchased Data Files," but including, without limitation, goodwill (as determined by the Company in a manner consistent with its past accounting practices and in accordance with GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                (ii) To the extent not included in (i) of this definition, any amount at which shares of Capital Stock of the Company appear as an asset on the balance sheet of its Consolidated Subsidiaries; and

                (iii) To the extent not included in (i) of this definition, deferred expenses.

        "CONSOLIDATED OPERATING PROFIT" means, for any period, the Operating Profit of the Company and its Consolidated Subsidiaries, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.

        "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, are Consolidated with those of the Company in its Consolidated financial statements as of such date.

        "CONSOLIDATED TOTAL ASSETS" means, as of any date, the assets and properties of the Company and its Consolidated Subsidiaries, as determined and computed on a Consolidated basis in accordance with GAAP.

        "CREDIT FACILITY" means the collective reference to Revolving Credit Facility and the L/C Facility or any one of them, as the context requires.

        "CSC" means Computer Sciences Corporation, a Nevada corporation.

        "CSC AGREEMENT" means the Agreement for Computerized Credit Reporting Services and Options to Purchase and Sell Assets, dated as of the 1st day of August, 1988, among EIS, the Company, CSC and certain other parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "CSC PUT" means the right of certain subsidiaries of CSC under the CSC Agreement to, require EIS to purchase their credit reporting businesses within 180 days after notice.

        "DEBT" of any Person means at any date, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person (i) issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business on terms customary in the trade) which would appear as liabilities on a balance sheet of such Person or (ii) arising out of the CSC Put after the receipt by the Company or any of its Subsidiaries of notice from CSC or any of its Subsidiaries regarding the intent to exercise the CSC Put, (e) all obligations of such Person under take or pay or similar arrangements or under commodities agreements, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, PROVIDED that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien, (g) all Support Obligations of such Person with respect to a Debt of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed or not cash collateralized), (k) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any asset securitization program of such Person (including without limitation any notes or accounts receivable financing program) and (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to the assets (other than the ownership interest in such partnership or joint venture) of such Person for payment of such Debt.

        "DEFAULT" means any of the events specified in Section 11.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

        "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

        "DESIGNATED BORROWER" means any Applicant Borrower that becomes a Borrower under this Agreement in accordance with the provisions of Section 2.10.

        "DESIGNATING LENDER" has the meaning set forth in Section 13.9(i).

        "DETERMINATION DATE" shall have the meaning assigned thereto in Section 2.9(a).

        "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

        "DOLLAR EQUIVALENT" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.9(a).

        "EIS" means Equifax Information Services, LLC, formerly known as Equifax Credit Information Services, Inc.

        "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender or any fund that invests in bank loans and is managed by an investment advisor to a Lender; and (c) any other Person approved by the Administrative Agent and, unless a Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.9, the Company (such approval not to be unreasonably withheld or delayed by the Company and such approval to be deemed given by the Company if no objection is received by the assigning Lender and the Administrative Agent from the Company within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company); PROVIDED, HOWEVER, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Assignee.

        "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of a Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of a Borrower or any current or former ERISA Affiliate.

        "EMU LEGISLATION" means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to, or operation of, the euro.

        "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

        "ENVIRONMENTAL PERMITS" shall have the meaning assigned thereto in
Section 6.1(h).

        "EQUITY ISSUANCE" means any issuance by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of
(a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

        "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

        "ERISA AFFILIATE" means any Person who together with a Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

        "EURO" means the single currency of Participating Member States of the European Community.

        "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City and to which the Administrative Agent or any Lender is then subject.

        "EUROPEAN COMMUNITY" means those European countries that are signatories to the Treaty on European Union.

        "EVENT OF DEFAULT" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

        "EXTENSIONS OF CREDIT" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (c) the aggregate principal amount of all Competitive Bid Loans made by such Lender then outstanding and (d) such Lender's Revolving Credit Commitment Percentage of all Swingline Loans then outstanding. "EXTENSION OF CREDIT" means, as to any Lender (a) any component of such Lender's Extensions of Credit or (b) the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender, as the context may require.

        "FACILITY FEE" shall have the meaning assigned thereto in Section
4.3(a).

        "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

        "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

        "FISCAL YEAR" means the fiscal year of the Company and its Subsidiaries ending on or about December 31.

        "FOREIGN CURRENCY SUBLIMIT" shall mean $100,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

        "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "FOREIGN PENSION PLAN" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by a Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

        "FOREIGN SUBSIDIARY" means each Subsidiary of the Company that is not incorporated under the laws of the United States or any State or territory thereof.

        "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

        "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

        "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "GUARANTEED OBLIGATIONS" means, without duplication, all of the Obligations of the Designated Borrowers to the Lenders and the Administrative Agent, whenever arising, under this Agreement, the Borrower Joinder Agreements, any L/C Applications, the Notes and any other Loan Documents (including, but not limited to, obligations with respect to principal, interest and fees and obligations of any Designated Borrower under Section 13.2 hereof).

        "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

        "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified from time to time.

        "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending as of such day.

        "INTEREST PERIOD" shall have the meaning assigned thereto in Section 4.1(b).

        "INVESTMENT" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or securities issued by such Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than those made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person including, without limitation, any Support Obligation (including any support for a letter of credit issued on behalf of such person) incurred for the benefit of such Person.

        "ISSUING LENDER" means with respect to any Letter of Credit, SunTrust Bank in its capacity as issuer of such Letter of Credit and any successor Issuing Lender appointed pursuant to Section 13.9(b) upon the resignation of SunTrust Bank.

        "L/C APPLICATION" means an application, in the form specified by any Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

        "L/C COMMITMENT" means Thirty-Five Million Dollars ($35,000,000).

        "L/C FACILITY" means the letter of credit facility established pursuant to Article III hereof.

        "L/C FEE" shall have the meaning assigned thereto in Section 3.3(a).

        "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

        "L/C PARTICIPANTS" means the collective reference to all the Lenders having a Revolving Credit Commitment other than the applicable Issuing Lender.

        "LENDER" means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9(b), other than any party hereto that ceases to be a party hereto pursuant to any Assignment and Acceptance.

        "LENDER DEFAULT" means (a) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Mandatory Borrowing or (b) a Lender having notified in writing the Company and/or the Administrative Agent that such Lender does not intend to comply with its obligations under
Section 2.6(b), in the case of either clause (a) or (b) as a result of any takeover or control of such Lender by any Governmental Authority.

        "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans.

        "LETTER OF CREDIT" means any standby or commercial letter of credit issued hereunder.

        "LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day.

        LIBOR" means for any Offshore Rate Loan for any Interest Period, the rate per annum quoted at or about 11:00 a.m. (London, England time) two business days before the commencement of such Interest Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Bankers' Association interest settlement rates for deposits in the applicable currency of such eurocurrency borrowing, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers' Association interest settlement rates as reasonably determined by the Administrative Agent upon advising the Company as to the use of any such service. If for any reason any such interest settlement rate for such Interest Period is not available to the Administrative Agent through any such interest rate reporting service, then "LIBOR" with respect to such borrowing will be the rate at which the Administrative Agent is offered deposits for such applicable currency in the Dollar Equivalent of $1,000,000 for a period approximately equal to such Interest Period in the London interbank market at 10:00 a.m. two Business Days before the commencement of such Interest Period.

        "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease (excluding, however, any synthetic leases) or other title retention agreement relating to such asset.

        "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Administrative Agent's Fee Letter, the L/C Applications, any Borrower Joinder Agreement and each other document, instrument and agreement executed and delivered by any Borrower, its Subsidiaries in connection with this Agreement or otherwise contemplated hereby, all as may be amended, restated or otherwise modified.

        "LOANS" means the collective reference to the Revolving Credit Loans, the Competitive Bid Loans and the Swingline Loans; "LOAN" means any one of such Loans.

        "MANDATORY BORROWING" shall have the meaning assigned thereto in Section 2.6(b).

        "MATERIAL ADVERSE EFFECT" means any of (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Borrower to perform its obligations under the Loan Documents, in each case to which it is a party, or (c) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document.

        "MATERIAL SUBSIDIARY" shall mean at any time any direct or indirect Subsidiary of the Company having: (a) assets in an amount equal to at least 5% of the total assets of the Company and its Subsidiaries determined on a consolidated basis as of the last day of the most recent fiscal quarter of the Company at such time; or (b) revenues or net income in an amount equal to at least

5% of the total revenues or net income of the Company and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Company at such time.

        "MATURITY DATE" means August 20, 2009.

        "MLA COST" means an addition to the interest rate on a Revolving Credit Loan to compensate any Lender for the cost imputed to a Lender in respect of any Revolving Credit Loan made in an Offshore Currency during the term of such Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "ACT") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Revolving Credit Loan made in such Offshore Currency, as determined in accordance with SCHEDULE 4.1(F).

        "MOODY'S" means Moody's Investors Service, Inc. or any successor or assignee in the business of rating securities.

        "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six years.

        "NOTES" means the collective reference to the Revolving Credit Notes; "NOTE" means any one of such Notes.

        "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in Section 2.2(b).

        "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 4.2.

        "NOTICE OF PREPAYMENT" shall have the meaning assigned thereto in
Section 2.3(c).

        "NOTICE OF REVOLVING CREDIT BORROWING" shall have the meaning assigned thereto in Section 2.2(a).

        "NOTICE OF SWINGLINE BORROWING" shall have the meaning assigned thereto in Section 2.6(d).

        "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, and (b) all other fees and commissions (including reasonable and actual attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents.

        "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in Section 7.2.

        "OFFSHORE CURRENCY" means euro, Australian Dollars, Canadian Dollars, Singapore Dollars, Swedish Kroner, Danish Kroner, Norwegian Kroner, Japanese Yen, New Zealand Dollars, Sterling, Swiss Franc and any Agreed Alternative Currency determined in accordance with Section 2.9(e).

        "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan or Competitive Bid Loan denominated in an Offshore Currency.

        "OFFSHORE RATE" means, for any Interest Period, with respect to an Offshore Rate Loan, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =          LIBOR
                         -------------------------------------
                         1.00 - Eurodollar Reserve Percentage

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

        "OFFSHORE RATE LOAN" means a Revolving Credit Loan or a Swingline Loan bearing interest at a rate based upon the Offshore Rate as provided in Section 4.1(a) and, if a Revolving Credit Loan, may be an Offshore Currency Loan or a Revolving Credit Loan denominated in Dollars.

        "OPERATING LEASE" shall mean, as to any Person, as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

        "OPERATING PROFIT" means, as applied to any Person for any period, the operating revenue of such Person for such period, less (i) its costs of services for such period and (ii) its selling, general and administrative costs for such period but excluding therefrom all extraordinary gains or losses, all as determined and computed in accordance with GAAP

        "OTHER TAXES" shall have the meaning assigned thereto in Section
4.11(b).

        "PARTICIPATING MEMBER STATE" means each country so described in any EMU Legislation.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor agency.

        "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and is maintained for the employees of a Borrower or any of its ERISA Affiliates.

        "PERMITTED SECURITIZATION SUBSIDIARY" shall mean any Subsidiary of the Company that (i) is directly or indirectly wholly-owned by the Company, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction provided that such Permitted Securitization Subsidiary may invest up to $3,500,000 in publicly traded stock of one or more Persons, and (iii) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of accounts receivable and related rights from the Company or one or more of its Consolidated Subsidiaries or another Permitted Securitization Subsidiary, the securitization or other financing of such accounts receivable and related rights and activities necessary or incidental to the foregoing.

        "PERMITTED SECURITIZATION TRANSACTION" shall mean the transfer by the Company or one or more of its Consolidated Subsidiaries of receivables and rights related thereto to one or more Permitted Securitization Subsidiaries and the related financing of such receivables and rights related thereto; provided that the aggregate total amount of all Debt outstanding to third parties under all Permitted Securitization Transactions shall not exceed $250,000,000 in the aggregate outstanding at any time.

        "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

        "PRICING LEVEL" means the level on the table of Applicable Percentages corresponding to the Applicable Rating of the Company then in effect.

        "PRIME RATE" shall mean the rate which SunTrust announces from time to time as its prime lending rate, as in effect from time to time (any changes in such rate to be effective as of the date of any change in such rate). The SunTrust prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust may make commercial loans or other loans at rates of interest at, above, or below the SunTrust prime lending rate.

        "PRIOR BANK AGREEMENT" means the Company's committed credit facility evidenced by that certain Credit Agreement dated as of October 4, 2001 among the Company, the several financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent, as amended and modified prior to the Closing Date.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "REAL PROPERTY" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

        "REIMBURSEMENT OBLIGATION" means the obligation of a Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued at the request of the Company, on behalf of such Borrower.

        "REGISTER" shall have the meaning assigned thereto in Section 13.9(c).

        "REPORTABLE EVENT" shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .27 or .28 of PBGC Regulation Section 4043.

        "REQUIRED LENDERS" means, at any date, any combination of Lenders whose Revolving Credit Commitment Percentage in the aggregate exceeds more than fifty percent (50%) of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, any combination of Lenders who collectively hold more than fifty percent (50%) of the aggregate unpaid principal amount of the Extensions of Credit (excluding the aggregate unpaid principal amount of Competitive Bid Loans); PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article XI, and for all purposes after the Loans become due and payable pursuant to Article XI, the outstanding Competitive Bid Loans of the Lenders shall be included in the Lenders' respective Revolving Credit Commitment or Extensions of Credit, as applicable, in determining the Required Lenders.

        "RESPONSIBLE OFFICER" means any of the following: the chairman, president, chief executive officer, chief financial officer or treasurer of the Company or any other officer of the Company reasonably acceptable to the Administrative Agent; PROVIDED that the term "Responsible Officer" shall be deemed to refer to only the treasurer or chief financial officer of the Company in connection with any matters involving the determination of financial covenant compliance or the certification of financial statements.

        "RESTRICTED INVESTMENTS" means Investments in joint ventures and other Persons which are not Consolidated Subsidiaries. Restricted Investments shall not include Investments made in the acquisition of a Person which becomes a Consolidated Subsidiary upon the closing of such acquisition.

        "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any of the Company or any of its Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to the Company or any Wholly-Owned Subsidiary of the Company), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (other than such transactions payable (directly or indirectly through Subsidiaries) to the Company or any Wholly-

Owned Subsidiary of the Company) and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries (other than such payments payable (directly or indirectly through Subsidiaries) to the Company or any Wholly-Owned Subsidiary of the Company).

        "REVOLVING CREDIT COMMITMENT" means as to any Lender, the obligation of such Lender to make Revolving Credit Loans for the accounts of the Borrowers in an aggregate principal Dollar Equivalent amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

        "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Aggregate Revolving Credit Commitment.

        "REVOLVING CREDIT FACILITY" means the revolving credit facility established pursuant to Section 2.1 hereof.

        "REVOLVING CREDIT LOANS" means the collective reference to the revolving loans made to a Borrower pursuant to Section 2.2 under the Revolving Credit Facility; "REVOLVING CREDIT LOAN" means any of such Revolving Credit Loans.

        "REVOLVING CREDIT NOTES" means the collective reference to the Revolving Credit Notes made by the applicable Borrower payable to the order of each Lender with a Revolving Credit Commitment substantially in the form of EXHIBIT A-1 hereto or EXHIBIT A-2 hereto, as appropriate, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "REVOLVING CREDIT NOTE" means any of such Revolving Credit Notes.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee in the business of rating securities.

        "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Borrower or Subsidiary thereof of any Property, whether owned by such Borrower or Subsidiary as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Borrower or Subsidiary to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

        "SEC REPORTS" shall have the meaning assigned thereto in Section 6.1(w).

        "SPOT RATE" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange trading office at approximately 8:00 a.m. (Atlanta time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

        "STANDARD SECURITIZATION UNDERTAKINGS" shall mean any obligations and undertakings of the Company and any Consolidated Subsidiary consisting of representations, warranties, covenants, and indemnities standard in securitization transactions and related servicing of receivables.

        "STERLING" means Pound Sterling, the currency of the United Kingdom.

        "SUBORDINATED DEBT" means the collective reference to Debt of the Borrowers or any Subsidiary thereof subordinated in right and time of payment to the Obligations and otherwise permitted hereunder.

        "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be Consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used herein, for purposes of any covenant, a Subsidiary of the Company or a Borrower refers to all direct and indirect Subsidiaries of such Person. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

        "SUNTRUST" means SunTrust Bank and its successors and assigns.

        "SUPPORT OBLIGATION" means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is expected to constitute a Permitted Investment.

        "SWINGLINE LENDER" means SunTrust in its capacity as issuer of any Swingline Loan.

        "SWINGLINE LOANS" means the collective reference to the revolving loans made by the Swingline Lender pursuant to Section 2.6; "SWINGLINE LOAN" means any of such Swingline Loans.

        "SWINGLINE MAXIMUM" means Fifty Million Dollars ($50,000,000).

        "SWINGLINE RATE" shall mean, for any Interest Period, the rate as offered by the Administrative Agent and accepted by the Company. The Company is under no obligation to accept this rate and the Administrative Agent is under no obligation to provide it.

        "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer system.

        "TARGET BUSINESS DAY" means a day when TARGET is open for business.

        "TAXES" shall have the meaning assigned thereto in Section 4.11(a).

        "TERMINATION DATE" means the earliest of the dates referred to in
Section 2.8.

        "TERMINATION EVENT" means any of the following: (a) the occurrence of a Reportable Event, or (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or to seek the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan, or (f) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA or (j) the withdrawal or partial withdrawal of any Borrower or ERISA Affiliate from a Multiemployer Plan.

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1,
1993), as amended from time to time.

        "UCC" means, with respect to any Letter of Credit, the Uniform Commercial Code as in effect in the State in which the corporate headquarters of the relevant Issuing Lender is located or such other jurisdiction as is acceptable to the relevant Issuing Lender, as amended, restated or otherwise modified from time to time.

        "UNFUNDED CURRENT LIABILITY" of any Pension Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No 87, exceeds the sum of (a) the market value of the assets allocable thereto and (b) $100,000.

        "UNITED STATES" means the United States of America.

        "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (except directors' qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States of America or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries.


        SECTION 1.2     GENERAL.

        Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Any reference herein to "Atlanta time," "San Francisco time" or "London time" shall refer to the applicable time of day in Atlanta, Georgia, San Francisco, California or London, England, as applicable. All references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.


        SECTION 1.3     OTHER DEFINITIONS AND PROVISIONS.

        (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings provided herein when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

        (b) MISCELLANEOUS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, and
(iii) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement.


        SECTION 1.4     CURRENCY EQUIVALENTS GENERALLY.

        For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto or determining in compliance with any covenant herein), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


        SECTION 1.5     SPECIAL PROVISIONS RELATING TO CURRENCY

        (a) CURRENCY TRANSLATIONS; ROUNDING. Any translation from one currency or currency unit to another shall be at the rate specified herein or, if not so specified, then at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other. Any such translation shall be rounded up or down by the Administrative Agent acting in accordance with any Applicable Law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

        (b) CHANGES IN CURRENCY. If a change in any currency of a country occurs, the Borrowers agree to negotiate promptly and in good faith an amendment to this Agreement that effectuates those modifications the Administrative Agent (acting reasonably and in consultation with the Company) specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; PROVIDED that any such amendments will not adversely affect the Lenders.


                                   ARTICLE II
                                CREDIT FACILITIES


        SECTION 2.1     AMOUNT AND TERMS OF CREDIT.

        (a) DESCRIPTION OF FACILITIES. Upon the terms and subject to the conditions set forth in this Agreement: (i) the Lenders hereby grant to the Borrowers a revolving credit facility (the "REVOLVING CREDIT FACILITY") pursuant to which each Lender severally agrees to make Revolving Credit Loans to the respective Borrowers in accordance with Section 2.2, and the Swingline Lender agrees to make Swingline Loans to the Company in Dollars in accordance with Section

2.6 and (ii) the parties hereto agree that each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the respective Borrowers in Dollars and Offshore Currencies, in accordance with Section 2.5; PROVIDED that (A) the aggregate principal Dollar Equivalent amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) made under the Revolving Credit Facility PLUS the aggregate principal amount of all outstanding Swingline Loans made under the Revolving Credit Facility (after giving effect to the amount of any Swingline Loans requested under the Revolving Credit Facility and exclusive of Swingline Loans made under the Revolving Credit Facility which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans under the Revolving Credit Facility) shall not exceed the Aggregate Revolving Credit Commitment LESS the sum of (x) all outstanding L/C Obligations PLUS (y) the aggregate principal Dollar Equivalent amount of all outstanding Competitive Bid Loans; (B) the principal Dollar Equivalent amount of outstanding Revolving Credit Loans by any Lender plus Lender's pro rata share of its participation interests in all outstanding L/C Obligations and Swingline Loans shall not at any time exceed such Lender's Revolving Credit Commitment; and (C) the aggregate Dollar Equivalent amount of outstanding Revolving Credit Loans and Competitive Bid Loans funded in an Offshore Currency shall at no time exceed the Foreign Currency Sublimit then in effect. Each Revolving Credit Loan made by a Lender shall be in a principal Dollar Equivalent amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal Dollar Equivalent amount of Revolving Credit Loans requested under such facility on such occasion.

        (b) APPLICATION OF FACILITIES. The Credit Facility established hereby shall be used by the Borrowers and their respective Subsidiaries to:

                (i) refinance existing Debt of the Company and its Subsidiaries, including without limitation, Debt outstanding under the Prior Bank Agreement and Swingline Loans;

                (ii) finance non-hostile acquisitions by the Company and its Subsidiaries that are permitted hereunder; and

                (iii) finance the working capital, capital expenditures and other lawful corporate purposes of the Company and its Subsidiaries;

and, accordingly, each of the Borrowers shall apply all amounts raised by such Borrower hereunder in or towards satisfaction of such purposes and neither the Administrative Agent and the Lenders nor any of them shall be obliged to concern themselves with such application.

        SECTION 2.2 PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.

        (a) REQUESTS FOR REVOLVING CREDIT LOANS. The Company, on behalf of a Borrower, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B-1 (a "NOTICE OF REVOLVING CREDIT BORROWING") not later than 11:00 a.m. (Atlanta time) (i) on the same Business Day of the date of borrowing for each Base Rate Loan, (ii) at least two (2) Business Days before each Offshore Rate Loan denominated in Dollars, and (iii) at least three (3) Business Days before each Offshore Currency Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Revolving Credit Commitment, as applicable, or if less, (x) with respect to Base Rate Loans, in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to Offshore Rate Loans denominated in Dollars, in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Offshore Rate Loans denominated in an Offshore Currency, in an aggregate principal amount of a whole multiple of 500,000 units of such Offshore Currency in excess of an amount of such Offshore Currency having a Dollar Equivalent of $1,000,000, (C) whether such Revolving Credit Loan is to be an Offshore Rate Loan or Base Rate Loan, (D) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto and in the case of Offshore Rate Loans, the Applicable Currency and (E) the name of the applicable Borrower. Notices received after 11:00 a.m. (Atlanta time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing. The Dollar Equivalent amount of an Offshore Currency Loan will be determined by the Administrative Agent for such Offshore Currency Loan on the Determination Date therefor in accordance with Section 2.9(a).

        (b) DISBURSEMENT OF REVOLVING CREDIT LOANS. Each Lender will make available to the Administrative Agent, for the accounts of the respective Borrowers, at the Administrative Agent's Office in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date (i) in the case of a Revolving Credit Loan denominated in Dollars, no later than 2:00 p.m. (Atlanta time) on the proposed borrowing date and (ii) in the case of a Revolving Credit Loan that is an Offshore Currency Loan, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. Each Borrower hereby irrevocably authorizes the Administrative Agent, and the Administrative Agent hereby agrees, to disburse the proceeds of each borrowing requested by the Company, on behalf of such Borrower, pursuant to this
Section 2.2 in immediately available funds by no later than 3:00 p.m. (Atlanta time) on the proposed borrowing date by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice of account designation, substantially in the form of EXHIBIT C hereto (a "NOTICE OF ACCOUNT DESIGNATION"), delivered by the Company, on behalf of such Borrower, to the Administrative Agent or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Revolving Credit Loan.


        SECTION 2.3     REPAYMENT OF LOANS.

        (a) REPAYMENT ON TERMINATION DATE. Each Borrower agrees to repay the outstanding principal amount of all Loans made to it under, and its Reimbursement Obligation under, the

Revolving Credit Facility in full on the Termination Date, with all accrued but unpaid interest thereon.

        (b)     MANDATORY REPAYMENT OF LOANS.

                (i) If at any time the sum of the outstanding principal Dollar Equivalent amount of all Loans and all outstanding L/C Obligations exceeds the Revolving Credit Commitment of all Lenders, in each case other than solely as a result of a change in applicable rates of exchange between Dollars and Offshore Currencies, the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans, Swingline Loans or Competitive Bid Loans made to it, L/C Obligations incurred by it and/or furnish cash collateral reasonably satisfactory to the Administrative Agent, in an amount equal to such excess. Such cash collateral shall be applied in accordance with
        Section 11.2(b).

                (ii) If on any Determination Date, the Administrative Agent shall have determined that the aggregate principal Dollar Equivalent amount of all Loans and L/C Obligations then outstanding exceeds the Aggregate Revolving Credit Commitment by more than $5,000,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Company that a prepayment is required under this Section 2.3(b)(ii) and each of the Borrowers agrees thereupon to make prepayments of Loans made to it within two (2) Business Days after the Company's receipt of such notice such that, after giving effect to such prepayments, the aggregate Dollar Equivalent amount of all Loans and L/C Obligations then outstanding does not exceed the Aggregate Revolving Credit Commitment.

                (iii) If on any Determination Date, the Administrative Agent shall have determined that the aggregate principal Dollar Equivalent amount of all Offshore Currency Loans then outstanding exceeds the Foreign Currency Sublimit by more than $5,000,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Company that a prepayment is required under this Section 2.3(b)(iii) and each of the Borrowers agrees thereupon to make prepayments of Loans made to it within two (2) Business Days after the Company's receipt of such notice such that, after giving effect to such prepayments, the aggregate Dollar Equivalent amount of all Offshore Currency Loans then outstanding does not exceed the Foreign Currency Sublimit.

                (iv) Notwithstanding anything to the contrary in Section 2.3(b)(ii) or (iii), the mandatory repayment described in such Section of any Offshore Rate Loans may be delayed until the last day of the Interest Period applicable to such Offshore Rate Loans; PROVIDED, that if the Borrowers so delay repayment of Offshore Rate Loans, the Borrowers shall deposit or cause to be deposited, on the day repayment would have otherwise been required, in a cash collateral account opened by the Administrative Agent, an amount equal to the aggregate principal amount of such delayed mandatory repayment of Offshore Rate Loans and any accrued but unpaid interest thereon. Any repayment of

        Offshore Rate Loans hereunder other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        (c) OPTIONAL REPAYMENTS. Each Borrower may at any time and from time to time repay the Revolving Credit Loans or Swingline Loans made to it, in whole or in part, upon at least two (2) Business Days irrevocable notice by the Company to the Administrative Agent with respect to Offshore Rate Loans and prior irrevocable notice on the same Business Day as the date of prepayment with respect to Base Rate Loans, in the form attached hereto as EXHIBIT D (a "NOTICE OF PREPAYMENT") specifying the date and amount of repayment; whether the repayment is of Revolving Credit Loans or Swingline Loans and whether the repayment is of Offshore Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans or Base Rate Loans and $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Offshore Rate Loans.

        (d) LIMITATION ON REPAYMENT OF OFFSHORE RATE LOANS. The Borrowers may not repay any Offshore Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        (e) LIMITATION ON REPAYMENT OF COMPETITIVE BID LOANS. The Borrowers may not repay any Competitive Bid Loan on any day other than on the last day of the Interest Period applicable thereto except, and on such terms, as agreed to by the Borrower to which the Competitive Bid Loan was made and the Lender which made such Competitive Bid Loan.

        SECTION 2.4 REVOLVING CREDIT NOTES.

        Each Lender's Revolving Credit Loans and the obligation of each Borrower to repay such Revolving Credit Loans made to it shall be evidenced by separate Revolving Credit Notes executed by each Borrower payable to the order of such Lender. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.


        SECTION 2.5     COMPETITIVE BID LOANS AND PROCEDURE.

        (a) Subject to the terms and conditions set forth herein, from time to time until the Termination Date, the Company, on behalf of each Borrower, may request Competitive Bids under the Revolving Credit Facility, and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Bid Loans, which shall be denominated in Dollars or Offshore Currencies; PROVIDED that the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans and Swingline Loans PLUS the aggregate principal Dollar Equivalent amount of outstanding Competitive Bid Loans made thereunder at any time shall not exceed the Aggregate Revolving Credit Commitment LESS the sum of all outstanding L/C Obligations. To request Competitive Bids, the Company, on behalf of a Borrower, shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m. (Atlanta time) four (4) Business Days before the date of the proposed borrowing. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information:

                (i)     the identity of the Borrower;

                (ii) the aggregate amount of the requested borrowing, which shall be a minimum of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of 1,000,000 units of the applicable currency in excess thereof;

                (iii) whether such borrowing is to be made in Dollars or an Offshore Currency, and if an Offshore Currency, specifying such currency;

                (iv)    the date of such borrowing, which shall be a Business
        Day;

                (v) the Interest Period to be applicable to such borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                (vi) the location and number of the Borrower's account to which funds are to be disbursed.

The Company (on behalf of such Borrower) may request offers to make Competitive Bid Loans having up to 2 different stated maturity dates in a single Competitive Bid Request; provided that the request for each separate stated maturity date shall be deemed to be a separate Competitive Bid Request for a separate Competitive Bid Loans. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

        (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to a Borrower in response to a Competitive Bid Request. Such Competitive Bids by a Lender may be for an amount greater than (or less than) such Lender's respective Commitments. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, not later than 11:00 a.m. (Atlanta time) on the date which is three (3) Business Days' prior to the proposed date of such borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of 1,000,000 units of the applicable currency in excess thereof and which may equal the entire principal amount of the borrowing requested by the Borrower) of the Competitive Bid Loan or Loans that the applicable Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), (iii) the Interest Period applicable to each such Loan and the last day thereof, and (iv) the identity of the quoting Lender. Unless otherwise agreed by the Administrative Agent and the Borrower, no Competitive Bid Request shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Request (other than setting forth the maximum principal amounts of the Competitive Bid Loan which the quoting Lender is willing to make for the applicable Interest Period) and, in particular, no Competitive Bid Request may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Request is being made.

        (c) The Administrative Agent shall promptly (but in any event by no later than 3:00 p.m. (Atlanta time) on the date which is three (3) Business Days' prior to the proposed borrowing date) notify the Company, on behalf of the Borrower requesting Competitive Bids, by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

        (d) Subject only to the provisions of this paragraph, the Company, on behalf of the Borrower requesting Competitive Bids, may accept or reject any Competitive Bid. The Company, on behalf of such Borrower, shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 10:30 a.m. (Atlanta time) on the date which is two (2) Business Days prior to the date of the proposed borrowing; PROVIDED that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause
(iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of l,000,000 units of the applicable currency in excess thereof; PROVIDED FURTHER that if a Competitive Bid Loan must be in an amount less than $5,000,000 (or the Dollar Equivalent thereof) because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of 1,000,000 units of the applicable currency or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of 1,000,000 units of the applicable currency in a manner determined by the Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

        (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Bid Loan in respect of which its Competitive Bid has been accepted.

        (f) Not later than (i) in the case of a Competitive Bid Loan denominated in Dollars, no later than 2:00 p.m. (Atlanta time) on the proposed borrowing date and (ii) in the case of a Competitive Bid Loan that is an Offshore Currency Loan, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such funding date in accordance with normal banking practices in the place of payment, each Lender whose Competitive Bid has been accepted will make available to the Administrative Agent, for the account of the Borrower to whom the Competitive Bid Loan is to be made, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Competitive Bid Loan to be made on such borrowing date by such Lender. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.5 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in its most recent Notice of Account Designation or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Competitive Bid Loan requested pursuant to this Section 2.5 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent the amount of such Competitive Bid Loan.

        (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company, on behalf of the Borrower requesting Competitive Bids, at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

        (h) While any Competitive Bid Loan is outstanding, the Revolving Credit Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective Revolving Credit Commitment Percentage) of the principal Dollar Equivalent amount of such Competitive Bid Loan.

        (i)     (1)     Each Lender shall maintain in accordance with its usual
        practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Competitive Bid Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                (2) The entries maintained in the accounts maintained pursuant to paragraph (i) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Obligations in accordance with their terms.

                (3) The Competitive Bid Loans made by each Lender shall be evidenced by such Lender's respective Revolving Credit Notes.

        (j) Each Borrower shall repay the outstanding principal amount of each Competitive Bid Loan made to it in full on the last day of the Interest Period applicable thereto, with all accrued but unpaid interest thereon. Competitive Bid Loans may not be repaid prior to the last day of the applicable Interest Period except in accordance with Section 2.3(b) and (e).

        (k) Each Borrower shall pay a fee to the Administrative Agent equal to $1,200 for each Competitive Bid Loan requested by such Borrower.

        SECTION 2.6 SWINGLINE LOANS AND PROCEDURE.

        (a) SWINGLINE LOANS. Subject to the terms and conditions set forth herein, from time to time until the Swingline Termination Date, the Swingline Lender, at the request of the Company and at the sole discretion of the Swingline Lender, may make, under the Revolving Credit Facility, a revolving loan or revolving loans (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") to the Company, which Swingline Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans PLUS the aggregate principal amount of Competitive Bid Loans made thereunder at any time, the Aggregate Revolving Credit Commitment LESS the sum of all outstanding L/C Obligations, (iv) shall not exceed in aggregate principal amount at any time outstanding the Swingline Maximum and (v) shall bear interest at the Swingline Rate. Notwithstanding anything to the contrary contained in this Section 2.6(a),
(x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Company to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Commitment Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or (B) of the waiver of such Default or Event of Default by the Required Lenders.

        (b)     MANDATORY BORROWINGS.

                (i) On any Business Day, the Swingline Lender may, in its sole discretion, advise the Administrative Agent to give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more borrowings of Revolving

        Credit Loans made to the Company and denominated in Dollars (PROVIDED that such notice shall be deemed to have been automatically given with respect to outstanding Swingline Loans upon the occurrence of a Default or an Event of Default under Section 11.1(i) or (j)), in which case one or more borrowings of Revolving Credit Loans constituting Base Rate Loans (each such Borrowing, a "MANDATORY BORROWING") shall be made on the immediately succeeding Business Day by all Lenders in accordance with each Lender's Revolving Credit Commitment Percentage and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Credit Loans to the Company upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Administrative Agent notwithstanding (A) the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder,
        (B) whether any conditions specified in Section 5.2 are then satisfied,
        (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing and (E) whether the Revolving Credit Loans comprising the Mandatory Borrowing would, when combined with the sum of the aggregate principal amount of outstanding Revolving Credit Loans, outstanding L/C Obligations and the aggregate principal amount of Competitive Bid Loans, exceed the Aggregate Revolving Credit Commitment at such time (so long as outstanding Swingline Loans do not exceed the Swingline Maximum). In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the respective Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participations purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Base Rate Loans hereunder for each day thereafter.

                (ii) To the extent amounts received from the Lenders pursuant to Section 2.6(b)(i) above are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid, the Company agrees to pay to the Swingline Lender on demand the amount required to repay such Swingline Loans in full. In addition, the Company hereby authorizes the Administrative Agent to charge any account maintained by the Company with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Company from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

        (c) AMOUNT OF EACH SWINGLINE BORROWING. Each Swingline Loan shall be made in an aggregate principal amount of $500,000 or a whole multiple of $l00,000 in excess thereof.

        (d)     NOTICE OF BORROWING.

                (i) The Company shall give the Swingline Lender irrevocable prior written notice (a "NOTICE OF SWINGLINE BORROWING") substantially in the form attached as EXHIBIT B-2 no later than 11:30 a.m. (Atlanta time) on the same Business Day as each Base Rate Loan of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, and (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Swingline Maximum or less. Notices received after 11:30 a.m. (Atlanta time) shall be deemed received on the next Business Day.

                (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.6(b), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.6(b).

        (e) DISBURSEMENT OF FUNDS. Not later than 2:00 p.m. (Atlanta time) on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Company, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Swingline Loan to be made on such borrowing date. In the case of Mandatory Borrowings, no later than 2:00 p.m. (Atlanta time) on the date specified in Section 2.6(b), each Lender will make available to the Administrative Agent, for the account of the Company, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of Mandatory Borrowings to be made on such borrowing date. The Company hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.6 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company identified in the most recent Notice of Account Designation or as may be otherwise agreed upon by the Company and the Administrative Agent from time to time or, in the case of Mandatory Borrowings, in the manner specified in Section 2.6(b)(i). Subject to
Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Swingline Loan requested pursuant to this Section 2.6 to the extent that the Swingline Lender has not made available to the Administrative Agent the amount of such Swingline Loan.

        (f) NOTES. The Swingline Lender's Swingline Loans shall be evidenced by such Lender's respective Revolving Credit Notes issued by the Company.

        (g) USAGE UNDER REVOLVING CREDIT COMMITMENTS. While any Swingline Loan is outstanding, the Revolving Credit Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective Revolving Credit Commitment Percentage) of the principal amount of such Swingline Loan.

        (h) NOTICE TO THE ADMINISTRATIVE AGENT. The Swingline Lender shall promptly give notice to the Administrative Agent of all Swingline Loans made hereunder, and all repayments of such Swingline Loans.


        SECTION 2.7     COMMITMENT REDUCTIONS AND INCREASES.

        (a) VOLUNTARY REDUCTION. The Borrowers shall have the right at any time and from time to time, upon at least four (4) Business Days' prior written notice by the Company to the Administrative Agent, to permanently reduce, without premium or penalty (except as provided below), either (i) the Aggregate Revolving Credit Commitment at any time or (ii) portions of the Aggregate Revolving Credit Commitment from time to time, in an aggregate principal Dollar Equivalent amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

        (b)     PAYMENTS RELATED TO A COMMITMENT REDUCTION.

        Each permanent reduction of the Aggregate Revolving Credit Commitment made pursuant to this Section 2.7 or otherwise shall be accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and Swingline Loans and L/C Obligations, as applicable, to the amount of the new Revolving Credit Commitment after such reduction to the Aggregate Revolving Credit Commitment and, if the Aggregate Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the amount by which the aggregate then undrawn and unexpired amount of such Letters of Credit exceeds the Aggregate Revolving Credit Commitment as so reduced. Such cash collateral shall be applied in accordance with Section 11.2(b). Any permanent reduction of the Aggregate Revolving Credit Commitment to zero (including upon termination of the Revolving Credit Facility on the Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Revolving Credit Commitment. If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof. Notwithstanding anything herein to the contrary, the Aggregate Revolving Credit Commitment may not be permanently reduced by such an amount so that after such reduction, the Aggregate Revolving Credit Commitment is less than the aggregate amount of all unpaid principal of and interest on outstanding Competitive Bid Loans.


        SECTION 2.8     TERMINATION.

        (a) TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Commitment by the Company pursuant to
Section 2.7(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).


        SECTION 2.9     UTILIZATION OF REVOLVING COMMITMENTS IN OFFSHORE
        CURRENCIES.

        (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Revolving Credit Loan or Competitive Bid Loan that is an Offshore Currency Loan as of the requested borrowing date and as of any requested continuation date, (ii) outstanding Offshore Currency Loan, as of each Interest Payment Date relating to such Loan and (iii) Letters of Credit denominated in an Offshore Currency, as of the requested issuance date and the first Business Day of each calendar month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Lenders (but in no event more frequently than once a week) (each such date under clause (i), (ii) and (iii), a "DETERMINATION DATE").

        (b) The Lenders shall be under no obligation to make Revolving Credit Loans in a requested Offshore Currency if the Administrative Agent has received notice from the Required Lenders by 12:30 p.m. (Atlanta time) two Business Days prior to the date of a requested borrowing of an Offshore Currency Loan that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the Company, on behalf of such Borrower requesting such Offshore Currency Loan, no later than 1:30 p.m. (Atlanta time) on the second Business Day prior to the requested date of such borrowing that the borrowing in the requested Offshore Currency is not then available, and notice thereof will also be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have notified the Company that any requested Offshore Currency Loan is not then available, the Notice of Revolving Credit Borrowing relating to such requested Offshore Currency Loan shall be deemed to be withdrawn, the borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender.

        (c) In the case of a proposed continuation of an Offshore Currency Loan for an additional Interest Period pursuant to Section 4.2, the Lenders shall be under no obligation to continue such Offshore Currency Loan if the Administrative Agent has received notice from the Required Lenders by 12:30 p.m. (Atlanta time) two Business Days prior to the requested date of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the Company, on behalf of the

Borrower requesting such continuation, no later than 1:30 p.m. (Atlanta time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loan is not then available, and notice thereof will also be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have notified the Company, on behalf of the Borrower requesting continuation of an Offshore Currency Loan, that the requested continuation is not then available, the Notice of Continuation with respect thereto shall be deemed to be withdrawn and such Offshore Currency Loan shall be repaid on the last day of the Interest Period with respect thereto.

        (d) Notwithstanding anything herein to the contrary, during the existence of a payment Default or an Event of Default, and at the request of the Required Lenders (or, in the case of a Competitive Bid Loan made in an Offshore Currency, the Lender that has made such Loan), all or any part of outstanding Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and conversion request.

        (e) The Company shall be entitled to request that Revolving Credit Loans hereunder also be permitted to be made to a Borrower in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" in Section 1.1, that in the opinion of the Administrative Agent and all of the Lenders is at such time freely traded in the offshore interbank foreign exchange markets, freely transferable and freely convertible into Dollars and readily utilized for the settlement of private international debt transactions (an "AGREED ALTERNATIVE CURRENCY"). The Company shall deliver in writing to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 13.1, to be received by the Administrative Agent not later than 11:00 a.m. (Atlanta time) at least 10 Business Days in advance of the date of any borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Lenders thereof, and each Lender will use its commercially reasonable efforts to respond to such request within five (5) Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Company of the acceptance or rejection of any such request.


        SECTION 2.10    DESIGNATED BORROWERS.

        (a) ADDITION OF DESIGNATED BORROWER. Equifax Plc constitutes a Designated Borrower as of the Closing Date. The Company may request designation of any of its other Wholly-Owned Subsidiaries (an "APPLICANT BORROWER") as a Designated Borrower hereunder by delivery of such a request to the Administrative Agent together with an executed copy of a Borrower Joinder Agreement in substantially the form attached hereto as EXHIBIT E. The Administrative Agent will promptly notify the Lenders of any such request together with a copy of the Borrower Joinder Agreement executed by the Applicant Borrower. The joinder of each Applicant Borrower as a designated Borrower will be subject to delivery of executed promissory notes, if any, required in connection therewith, and supporting resolutions, articles of incorporation, incumbency certificates, opinions of counsel and such other items as the Administrative Agent and/or the Required Lenders may reasonably request and which are reasonably satisfactory to the Administrative Agent. Any such addition of a Designated Borrower shall be effective five Business Days after receipt by the Administrative Agent of the items required by the Administrative Agent and/or the Required Lenders in connection therewith. Such Designated Borrower shall thereupon become a party hereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and under each instrument executed pursuant hereto and (ii) subject to all obligations of a Borrower hereunder and thereunder.

        (b) REMOVAL OF A DESIGNATED BORROWER. The Company may request that any of its Wholly-Owned Subsidiaries that is a Designated Borrower hereunder cease to be a Designated Borrower by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each Lender) a written notice to such effect. Such Designated Borrower shall cease to be a Borrower hereunder and be released of all of its obligations and liabilities as a Borrower hereunder and under the other Loan Documents on the later to occur of (i) the date the Administrative Agent receives such request and (ii) the date such Borrower has paid all of its Loans and all accrued and unpaid interest, fees and other Obligations owing by it hereunder or in connection herewith.


        SECTION 2.11    LIMITATION ON LIABILITY.

        Notwithstanding anything in this Article II or in any other provision of this Agreement or any other Loan Document to the contrary, the obligations of the Borrowers (other than the Company) to repay the Lenders for any Loans made available to the Borrowers hereunder are several and not joint and several obligations of the Borrowers. Accordingly, no Borrower (other than the Company) shall be obligated to repay the principal amount of or to pay accrued interest on any Loans made by the Lenders to any other Borrower. Nothing in this section, however, is intended to limit or modify the Company's guarantee under Article X hereof.


                                   ARTICLE III
                            LETTER OF CREDIT FACILITY


        SECTION 3.1     L/C COMMITMENT.

        Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and/or commercial Letters of Credit for the account of the requesting Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by such Issuing Lender; PROVIDED that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of (i) the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans, (ii) the aggregate principal amount of outstanding

Swingline Loans, (iii) the aggregate principal amount of L/C Obligations and
(iv) the aggregate principal amount of Competitive Bid Loans, would exceed the Aggregate Revolving Credit Commitment. Each Letter of Credit shall (A) be denominated in Dollars or an Offshore Currency, (B) be a letter of credit issued to support obligations of a Borrower or any of its Subsidiaries, contingent or otherwise, permitted to be incurred hereunder, (C) not have an original expiry date more than one year from the date of issuance thereof (provided that subject in any event to clause (D) hereof) any such Letter of Credit (x) may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect and/or (y) may have an expiration date more than one year from the date of issuance if required under related industrial revenue bond documents and agreed to by the Issuing Lender) and (D) as originally issued or as extended, not have an expiry date extending beyond the date five (5) days prior to the Termination Date. Unless otherwise expressly agreed by the Issuing Lender and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the "ISP") shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, (b) any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority having jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (c) any Applicable Law applicable to such Issuing Lender shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender would not otherwise be compensated hereunder) which was not in effect on the Closing Date and which such Issuing Lender in good faith deems material to it, (d) any Applicable Law applicable to such Issuing Lender shall impose upon such Issuing Lender with respect to such Letter of Credit any loss, cost or expense (for which such Issuing Lender would not otherwise be reimbursed hereunder) which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, or (e) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.


        SECTION 3.2     PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

        (a) The Company, on behalf of any Borrower, may from time to time request that any Issuing Lender issue a Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) by delivering to such Issuing Lender (with a copy to the Administrative Agent) at the office of the Issuing Lender set forth on Schedule 13.1 or such other office mutually acceptable to such Borrower and such Issuing Lender an L/C Application therefor, completed to the satisfaction of such Issuing Lender and signed by a Responsible Officer. The L/C Application must be received by the relevant Issuing Lender (and the Administrative Agent) by no later than 11:00 a.m. Atlanta time at least two (2) Business Days (or such later date and time as the relevant Issuing Lender may agree in a particular instance in its sole discretion) prior to the requested issuance date (or requested amendment, extension or renewal date). In the case of a request for an initial issuance of a Letter of Credit, the L/C Application shall specify in form and detail satisfactory to the relevant Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the Applicable Currency; (H) the name of the Borrower account party and (I) such other matters as the relevant Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, the L/C Application shall specify in form and detail satisfactory to the relevant Issuing Lender: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the relevant Issuing Lender may require.

        (b) Promptly after receipt of any L/C Application, the relevant Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the applicable Borrower and, if not, the relevant Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant Issuing Lender's usual and customary business practices.

        (c) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Lender will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (d) On the last Business Day of each calendar quarter, each Issuing Lender (or the Administrative Agent if the Administrative Agent agrees to undertake such action) shall report to each Lender all Letters of Credit issued by it during the previous calendar quarter and the average daily undrawn and unexpired amounts for all Letters of Credit for each day in such calendar quarter.

        SECTION 3.3     FEES AND OTHER CHARGES.

        (a) Each Borrower agrees to pay to the Administrative Agent, for the account of each Issuing Lender and the L/C Participants, a letter of credit fee (the "L/C FEE") with respect to each Letter of Credit requested by the Company on behalf of such Borrower and issued by such Issuing Lender in an amount equal to the Applicable Percentage for L/C Fee TIMES the average daily undrawn amount of such issued Letters of Credit as reported by such Issuing Lender (or the Administrative Agent) pursuant to Section 3.2. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first of such dates to occur after the Closing, and on the Termination Date. Subject to Section 11.3, (x) in the case of any Event of Default under Section 11.1 (a), (b), (d)(i), (g), (h), (i), (j), (m), (n) and
(o), unless otherwise agreed by the Required Lenders, upon the occurrence and during the continuance of such Event of Default, the L/C Fee shall accrue at a rate per annum equal to two percent (2%) in excess of the rate then applicable for the L/C Fee, and (y) in the case of any other Event of Default, at the option of the Required Lenders exercised by written notice to the Company, upon the occurrence and during the continuance of such Event of Default, the L/C Fee shall accrue at a rate per annum equal to two percent (2%) in excess of the rate then applicable for the L/C Fee.

        (b) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Lender and the L/C Participants the L/C Fees received by such Issuing Lender in accordance with their respective Revolving Credit Commitment Percentages.

        (c) In addition to the L/C Fees, each Borrower agrees to pay to the relevant Issuing Lender that has issued a Letter of Credit at the request of the Company, on behalf of such Borrower, for such Issuing Lender's own account without sharing by the other Lenders, (i) a fronting fee of 0.125% per annum on the aggregate stated amount of such Letter of Credit, due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first of such dates to occur after the Closing Date, and on the Termination Date, and (ii) the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the relevant Issuing Lender relating to such Letter of Credit as from time to time in effect, due and payable on demand therefor by the relevant Issuing Lender.


        SECTION 3.4     L/C PARTICIPATIONS.

        (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

        (b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, TIMES (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, TIMES (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Atlanta time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Atlanta time) on any Business Day, such payment shall be due on the following Business Day.

        (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, or any payment of interest on account thereof), such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof in accordance with such L/C Participant's Revolving Credit Commitment Percentage; PROVIDED, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.


        SECTION 3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS; LIMITATION ON LIABILITY.

        (a) REIMBURSEMENT OBLIGATION OF THE BORROWERS. Each Borrower agrees to reimburse each Issuing Lender on each date such Issuing Lender notifies the Company, on behalf of such Borrower, of the date and amount of a draft paid under any Letter of Credit requested by the Company, on behalf of such Borrower, for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with such payment. Each such payment shall be made to any Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by any Borrower under this Article III from the date such amounts become payable (which date shall be the date such draft is paid, whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If any Borrower fails to timely reimburse such Issuing Lender on the date the Company, on behalf of such Borrower, receives the notice referred to in this Section 3.5, such Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing pursuant to Section 2.2 hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such draft paid, together with any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article VI have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding the foregoing, nothing in this Section 3.5 shall obligate the Lenders to make such Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws.

        (b) LIMITATION ON LIABILITY OF BORROWERS FOR REIMBURSEMENT OBLIGATIONS. Notwithstanding anything in this Section 3.5 or in any other provision of this Agreement or any other Loan Document to the contrary, the obligations of the Borrowers (other than the Company) to reimburse the Lenders for any drawings under any Letters of Credit or for any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with the payment of any drafts by the Issuing Lender with respect to any Letters of Credit are several and not joint and several obligations of the Borrowers. Accordingly, no Borrower (other than the Company) shall be obligated to reimburse the Lenders for any drawings under Letters of Credit that were not requested by such Borrower (or by the Company on behalf of such Borrower), or for any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with the payment of any drafts relating to Letters of Credit that were not requested by such Borrower or by the Company on behalf of such Borrower. The Company shall be jointly and severally liable to reimburse the Lenders for any drawings under any Letters of Credit and for any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender in connection with the payment of any drafts by the Issuing Lender with respect to any Letters of Credit.


        SECTION 3.6     OBLIGATIONS ABSOLUTE.

        Each Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

        (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

        (ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

        (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

        (iv) any payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

        (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the ICC or ISP, as applicable, and, to the extent not inconsistent therewith, the UCC, shall be binding on such Borrower and shall not result in any liability of any Issuing Lender to such Borrower. The responsibility of each Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower's instructions or other irregularity, such Borrower will promptly notify the applicable Issuing Lender. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.


        SECTION 3.7     EFFECT OF L/C APPLICATION.

        To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV
                             GENERAL LOAN PROVISIONS


        SECTION 4.1     INTEREST.

        (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 4.1, at the election of a Borrower, the aggregate principal balance of any Revolving Credit Loans shall bear interest at (i) the Base Rate or (ii) the Offshore Rate PLUS the Applicable Percentage for Offshore Rate Loans; PROVIDED that (A) such interest rate shall be increased by any amount required pursuant to Section 4.1(f) and (B) Offshore Rate Loans shall not be available until three
(3) Business Days after the Closing Date. Such Borrower shall select the rate of interest, Interest Period, if any, and Applicable Currency, in the case of an Offshore Currency Loan, applicable to any Revolving Credit Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to Section 2.2, or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan, Swingline Loan, or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," and each Revolving Credit Loan or portion thereof bearing interest based on the Offshore Rate shall be an "Offshore Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Company, on behalf of a Borrower, requesting such Revolving Credit Loan has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. A Competitive Bid Loan will bear interest at the Competitive Bid Rate specified in the Competitive Bid accepted by the Borrower with respect to such Competitive Bid Loan. Swingline Loans shall bear interest at the Swingline Rate.

        (b) INTEREST PERIODS. In connection with each Offshore Rate Loan and each Competitive Bid Loan, the Company, on behalf of a Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "INTEREST PERIOD") to be applicable to such Revolving Credit Loan or such Competitive Bid Loan, which Interest Period shall, unless otherwise agreed by the Administrative Agent and the Lenders, be a period of one (1), two (2), three (3), or, if available to all Lenders for the requested Available Currency, six (6) months with respect to each Offshore Rate Loan, a period of seven (7) days to 180 days with respect to each Dollar Competitive Bid Loan and a period of seven (7) to sixty (60) days with respect to Offshore Currency Competitive Bid Loans; PROVIDED that:

                (i) the Interest Period shall commence on the date of advance of or conversion to any Offshore Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period with respect to an Offshore Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iii) any Interest Period with respect to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                (iv) no Interest Period shall extend beyond the Termination Date of the facility under which the Loan with respect to which such Interest Period relates was made; and

                (v) there shall be no more than twelve (12) Offshore Rate Loans (exclusive of Competitive Bid Loans) outstanding hereunder at any time (it being understood that, for purposes hereof, Offshore Rate Loans with different Interest Periods shall be considered as separate Offshore Rate Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined by a Borrower at the end of existing Interest Periods to constitute a new Offshore Rate Loan with a single Interest Period).

        (c) DEFAULT RATE, ETC. Subject to Section 11.3, (x) in the case of any Event of Default under Section 11.1 (a), (b), (d)(i), (g), (h), (i), (j),
(m), (n) and (o), unless otherwise agreed by the Required Lenders, upon the occurrence and during the continuance of such Event of Default, (i) the Company, on behalf of the Borrowers, shall no longer have the option to request Offshore Rate Loans, (ii) all outstanding Offshore Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Offshore Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iv) each outstanding Competitive Bid Loan shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Competitive Bid Loan and (y) in the case of any other Event of Default, at the option of the Required Lenders exercised by written notice to the Company, upon the occurrence and during the continuance of such Event of Default, (i) the Company, on behalf of the Borrowers, shall no longer have the option to request Offshore Rate Loans, (ii) all outstanding Offshore Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Offshore Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iv) each outstanding Competitive Bid Loan shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Competitive Bid Loan. To the greatest extent permitted by law, interest shall continue to accrue on the amount of Loans outstanding after the filing by or against a Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

        (d) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing on the first of such dates to occur after the Closing Date, and interest on each Offshore Rate Loan and each Competitive Bid Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period exceeds three (3) months, at the end of each three
(3) month interval during such Interest Period. Interest on all Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; PROVIDED that interest on Loans bearing interest at a rate based upon the Base Rate shall be computed on the basis of a 365- or 366-day year, as applicable. Interest on each Swingline Loan shall be payable in arrears on the last Business Day of each calendar quarter, commencing on the first of such dates to occur after the Closing Date.

        (e) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

        (f) MANDATORY COSTS. In the case of a Revolving Credit Loan that is an Offshore Currency Loan, the otherwise applicable interest rate determined pursuant to Section 4.1(a) shall be increased by the MLA Cost, if any, of the applicable Lender associated with such Loan, computed in the manner set forth in
SCHEDULE 4.1(F) attached hereto.

        (g) DETERMINATION OF RATES. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder as follows: (i) on the same Business Day of the date of borrowing for each Base Rate Loan and (ii) two (2) Business Days before the date of borrowing of (A) each Offshore Rate Loan denominated in Dollars and (B) each Offshore Currency Loan. The Administrative Agent shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.


        SECTION 4.2     CONVERSION AND CONTINUATION OF REVOLVING CREDIT LOANS.

        Provided that no Default or Event of Default has occurred and is then continuing, and subject to the terms of this Agreement, any Borrower shall have the option (a) to convert all or any portion of its outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more Offshore Rate Loans denominated in Dollars or an Offshore Currency and (b)(i) to convert all or any part of its outstanding Offshore Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans denominated in Dollars or
(ii) to continue Offshore Rate Loans, whether denominated in Dollars or Offshore Currency Loans, as Offshore Rate Loans in the same currency for an additional Interest Period; PROVIDED that if any conversion or continuation is made on a day other than the last day of any Interest Period, such Borrower shall pay any amount required to be paid pursuant to Section 4.9 hereof. Whenever a Borrower desires to convert or continue Revolving Credit Loans or Swingline Loans as provided above, the Company, on behalf of such Borrower, shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT F (a "NOTICE OF CONVERSION/CONTINUATION") not later than 11:00 a.m. (Atlanta time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan or Swingline Loan is to be effective (except in the case of a conversion of an Offshore Rate Loan denominated in Dollars to a Base Rate Loan, in which case same day notice not later than 11:00 a.m. (Atlanta time) by the Borrower shall be sufficient) specifying (A) the Revolving Credit Loans or Swingline Loans to be converted or continued, the facility under which such Loans were made and, in the case of any Offshore Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal Dollar Equivalent amount of such Revolving Credit Loans to be converted or continued,
(D) the Interest Period to be applicable to such converted or continued Offshore Rate Loan and (E) in the case of any continued Offshore Rate Loan which is an Offshore Currency Loan, the Applicable Currency. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.


        SECTION 4.3     FEES.

        (a) FACILITY FEE. The Company agrees to pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "FACILITY FEE") at a rate per annum equal to the Applicable Percentage for Facility Fee for the Revolving Credit Facility on the average daily amount of the Aggregate Revolving Credit Commitment during the applicable period, regardless of usage. The Facility Fee shall apply to the period commencing on the Closing Date and ending on the termination of the Aggregate Revolving Credit Commitment and shall be payable in arrears on the last Business Day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), beginning with the first such date to occur after the Closing Date. Such Facility Fee shall be distributed by the Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Revolving Credit Commitment Percentage.

        (b) ADMINISTRATIVE FEES. The Company agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter.


        SECTION 4.4     MANNER OF PAYMENT.

        Each payment by a Borrower on account of the principal of or interest on the Loans or of any fee (including any L/C Fees relating to an Letter of Credit denominated in an Offshore Currency), commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth in the next sentence below), in Dollars (other than as set forth below), in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Payment of principal of, interest on or any other amount relating to any Offshore Currency Loan shall be made in the Offshore Currency in which such Loan is denominated or payable. Such payments, if denominated in Dollars, shall be made no later than 2:00 p.m. (Atlanta time) on the relevant date and, if denominated in an Offshore Currency, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. Any payment denominated in Dollars received after 1:00 p.m. (Atlanta time) but before 2:00 p.m. (Atlanta time) on a due date shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment denominated in Dollars received after 2:00 p.m. (Atlanta time), or any payment denominated in an Offshore Currency received after the relevant time determined by the Administrative Agent, shall be deemed to have been made on the next succeeding Business Day for all purposes. Each payment to the Administrative Agent of the L/C Fees shall be made in like manner, but for the account of the Issuing Lenders and the L/C Participants. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 2.5, 2.6, 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Lender to such Lender promptly following receipt thereof and shall wire advice of the amount of such credit to such Lender. Subject to
Section 4.l(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.


        SECTION 4.5     CREDITING OF PAYMENTS AND PROCEEDS.

        In the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations of such Borrower shall be applied first to all expenses then due and payable by such Borrower hereunder, then to all indemnity obligations then due and payable by such Borrower hereunder, then to all Administrative Agent's fees then due and payable allocable to such Borrower, then to all commitment and other fees and commissions then due and payable allocable to such Borrower, then to accrued and unpaid interest on the Notes issued by such Borrower and L/C Fees owing from such Borrower, then to the principal amount of the Notes and Reimbursement Obligations of such Borrower and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations of such Borrower then outstanding, in that order (in each case, if applicable, pro rata in accordance with all such amounts due).

        SECTION 4.6     ADJUSTMENTS.

        If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set- off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.


        SECTION 4.7 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT.

        (a) The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.

        (b) Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                (i) if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.


        SECTION 4.8     CHANGED CIRCUMSTANCES.

        (a) CIRCUMSTANCES AFFECTING OFFSHORE RATE AVAILABILITY. If with respect to any Interest Period: (i) the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or (ii) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Required Lenders of funding Offshore Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make Offshore Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as an Offshore Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Offshore Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Offshore Rate Loan or convert the then outstanding principal amount of each such Offshore Rate Loan to a Base Rate Loan as of the last day of such Interest Period (Offshore Currency Loans which are not repaid shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars).

        (b) LAWS AFFECTING OFFSHORE RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Offshore Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the

Administrative Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the affected Lenders to make Offshore Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan of the affected Lenders or continue any Revolving Credit Loan of the affected Lenders as an Offshore Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, (ii) if any of the Lenders may not lawfully continue to maintain an Offshore Rate Loan to the end of the then current Interest Period applicable thereto as an Offshore Rate Loan, the applicable Offshore Rate Loan of the affected Lenders shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period (Offshore Currency Loans shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars) and the Borrowers shall pay any amount required to be paid pursuant to Section 4.9 in connection therewith and
(iii) if any of the Lenders may not lawfully continue to maintain a Competitive Bid Loan which bears interest at a rate based on the Offshore Rate to the end of the then current Interest Period applicable thereto at such rate of interest, such Competitive Bid Loan of the affected Lender shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period. The Borrowers shall repay the outstanding principal amount of any Competitive Bid Loans converted into Base Rate Loans in accordance with clause (iii) of this Section 4.8(b), together with all accrued but unpaid interest thereon and any amount required to be paid pursuant to Section 4.9 hereof, on the last day of the Interest Period applicable to such Competitive Bid Loans.

        (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of such Governmental Authority, central bank or comparable agency:

                (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or L/C Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or L/C Application or any other amounts due under this Agreement in respect thereof (except for taxes of the type excluded from the indemnity provided for in Section 4.11(a)); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, other than any reserve included in the Eurodollar Reserve Percentage), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any event of the kind described in the foregoing clause (i) or this clause (ii), is to increase the costs to any of the Lenders of maintaining any Offshore Rate Loan, Competitive Bid Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes or any Letter of Credit or L/C Application in respect of an Offshore Rate Loan or Letter of Credit, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Company, on behalf of the respective Borrower, of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided, that the Borrowers shall not be required to compensate a Lender or the Issuing Lender under this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Lender notifies the Company of such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor. The Administrative Agent and the applicable Lender will promptly notify the Company, on behalf of the respective Borrower, of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); PROVIDED that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Aggregate Revolving Credit Commitment Percentage of the Offshore Rate Loans, or the amount of any Competitive Bid Loans made by such Lender, in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the respective Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.


        SECTION 4.9     INDEMNITY.

        Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 4.9, each Lender shall be deemed to have funded each Offshore Rate Loan made by it by a matching deposit or other borrowing in the London Dollar interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.


        SECTION 4.10    CAPITAL REQUIREMENTS.

        If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law after the date hereof or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to any Lender's Revolving Credit Commitment or with reference to the Swingline Lender's Swingline Maximum and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five
(5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction, provided, that the Borrower shall not be required to pay to such Lender such additional amounts under this Section for any amount incurred as a result of such reduction more than 90 days prior to the date that such Lender or the Issuing Lender notifies the Borrower of such reduction and of such Lender's or the Issuing Lender's intention to claim compensation therefor. A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.


        SECTION 4.11    TAXES.

        (a) PAYMENTS FREE AND CLEAR. Any and all payments by any Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or its principal office is located or is or should be qualified to do business or any political subdivision thereof, or in the case of any Lender, in which its applicable Lending Office is located (PROVIDED, however, that no Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this Agreement, the Notes or Letters of Credit) and (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d). No Borrower shall, however, be required to pay any amounts pursuant to clause (A) of the preceding sentence to any Foreign Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof (or the District of Columbia) if such Foreign Lender or the Administrative Agent fails to comply with the requirements of paragraph (e) of this Section 4.11.

        (b) STAMP AND OTHER TAXES. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "OTHER TAXES").

        (c) INDEMNITY. Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent, absent manifest error, shall be conclusive, PROVIDED that if the Borrowers reasonably believe that such Taxes or Other Taxes were not correctly or legally asserted, such Lender or the Administrative Agent (as the case may be) shall use reasonable efforts to cooperate with the Borrowers, at the Borrowers' expense, to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it promptly shall notify the Company, on behalf of the respective Borrower, of the availability of such refund and shall, within sixty (60) days after receipt of a request by the Company, on behalf of such Borrower, pursue or timely claim such refund at such Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from any Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.11 with respect to Taxes or Other Taxes giving rise to such refund), PROVIDED that such

Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority. Nothing contained in this Section 4.11(c) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential).

        (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the respective Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

        (e) DELIVERY OF TAX FORMS. Each Foreign Lender shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit all payments under this Agreement to be made without withholding. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Company (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form W-8ECI or W-8BEN, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by any Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Company and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Company and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose) which notice shall create in Borrower the right to replace such Lender pursuant to Section 4.12 hereof.

        (f) Each Lender agrees upon the request of the Company and at the Company's expense to complete, accurately and in a manner reasonably satisfactory to the Company and the Administrative Agent, and to execute, arrange for any required certification of, and deliver to the Company (with a copy to the Administrative Agent) (or to such government or taxing authority as the Company or Administrative Agent reasonably directs), any other form or document that may be required under the laws of any jurisdiction outside the United States to allow the Company or any other Borrower to make a payment under this Agreement or the other Loan Documents without any deduction or withholding for or on account of any taxes of the type described in this Section 4.11 or with any such deduction or withholding for or on account of such taxes at a reduced rate, in each case so long as such Lender is (i) legally entitled to provide such certification and deliver such form or document and (ii) such action is consistent with its overall tax policies and is not otherwise, in the judgment of such Lender, impractical or disadvantageous in any material respect to such Lender.

        (g) Notwithstanding any provision of this Section 4.11 to the contrary, no Borrower shall have any obligation to pay any taxes or to indemnify any Lender for such taxes pursuant to this Section 4.11 to the extent that such taxes result from (i) the failure of any Lender to comply with its obligations pursuant to Section 4.11(f) or (ii) any representation made on Form 1001, 4224 or W-8 or successor applicable form or certification by any Lender incurring such taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) such Lender changing its applicable Lending Office to a jurisdiction in which such taxes arise, except to the extent in the judgment of such Lender such change was required by the terms of this Agreement.

        (h) To the extent that the payment of any Lender's Taxes or Other Taxes by the Borrowers hereunder gives rise from time to time to a Tax Benefit (defined below) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes or Other Taxes, such Lender shall pay to the Borrowers the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrowers will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrowers within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrowers shall promptly, after notice thereof from such Lender, repay to such Lender the amount of such Tax Benefit previously paid to it by such Lender and which has been rescinded, disallowed or nullified. For purposes hereof, the term "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrowers not been required to pay such Lender's taxes hereunder.

        (i) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitment, but shall be limited in duration to the applicable statute of limitations for Taxes or Other Taxes for which indemnification is sought.


        SECTION 4.12    MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

        (a) If any Lender requests compensation under Section 4.8, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 4.10 or 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Sections 4.8,
4.10 or 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

        (b) If any Lender requests compensation under Section 4.8, or if the any Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Sections 4.10 or 4.11, or any Lender is unable to make Offshore Rate Loans for the reasons set forth in Section 4.8 or because it is unwilling to accept a proposed Designated Borrower because it is unwilling or unable to obtain additional licenses or franchises to enable it to make such requested Loan or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 13.9 all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Bid Loans held by such Lender) to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans (other than any outstanding Competitive Bid Loans) owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Company (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 4.8 or payments required to be made pursuant to Sections 4.10 or 4.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if , prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


                                    ARTICLE V
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING


        SECTION 5.1     CONDITIONS TO CLOSING.

        The obligations of the Lenders to close this Agreement are subject to the satisfaction or waiver of each of the following conditions:

        (a) EXECUTED LOAN DOCUMENTS. This Agreement, the Revolving Credit Notes and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default shall exist hereunder or thereunder.

        (b)     CLOSING CERTIFICATES; ETC.

                (i) OFFICERS' CERTIFICATES. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).

                (ii) GENERAL CERTIFICATES. The Administrative Agent shall have received a certificate of the secretary, assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation, certificate of limited partnership, or certificate or articles of formation, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws, partnership agreement or operating agreement of such Borrower as in effect on the date of such certifications, and (C) resolutions duly adopted by the Board of Directors of such Borrower authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

                (iii) CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received certificates as of a recent date of the good standing of the Borrowers under the laws of their respective jurisdictions of organization and certificates as of a recent date of the good standing of each Borrower under the laws of each other jurisdiction where such Borrower is qualified to do business and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of internal and external counsel to the Company and any other Designated Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.

        (c)     CONSENTS; DEFAULTS.

                (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Borrowers shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction necessary in order to enter into this Agreement and the other Loan Documents as of the Closing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.

                (ii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

        (d) NO MATERIAL ADVERSE EFFECT. Since December 31, 2003 nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which has had, or could reasonably be expected to have, a Material Adverse Effect.

        (e)     FINANCIAL MATTERS.

                (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received and reviewed (A) the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31 2003, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and the consolidated financial statements of Company and its Subsidiaries for the fiscal quarter ending March 31, 2004, and (B) such other financial information as the Administrative Agent may request.

                (ii) PAYMENT AT CLOSING. The Borrowers shall have paid any accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses payable under Section 13.2, to the extent invoiced) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

        (f) LITIGATION. As of the Closing Date, there shall be no actions, suits or proceedings pending or, to the best knowledge of any Borrower, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which could reasonably be expected to have a Material Adverse Effect.

        (g) TERMINATION OF PRIOR BANK AGREEMENT. The Prior Bank Agreement shall have been (or will be upon the initial borrowing hereunder on the Closing Date and the application of the proceeds thereof) terminated and the obligations of the Borrowers thereunder shall have been (or will upon such borrowing and application of proceeds) paid in full and fully satisfied.

        (h)     MISCELLANEOUS.

                (i) PROCEEDINGS AND DOCUMENTS. All Loan Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

                (ii) ACCURACY AND COMPLETENESS OF INFORMATION. All information taken as an entirety made available to the Administrative Agent and/or the Lenders by the Borrowers or any of their representatives in connection with the transactions contemplated hereby ("INFORMATION") is and will be complete and correct in all material respects as of the date made available to the Administrative Agent and/or the Lenders and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.


        SECTION 5.2     CONDITIONS TO ALL EXTENSIONS OF CREDIT.

        The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

        (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

        (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder on the date of such Extension of Credit, both before and after giving effect to the Loans to be made on such date and/or the Letters of Credit to be issued on such date.

        (c) NOTICE OF REVOLVING CREDIT BORROWING. To the extent applicable, the Administrative Agent shall have received a Notice of Revolving Credit Borrowing and/or Notice of Swingline Borrowing from the Company on behalf of the relevant Borrower in accordance with Section 2.2(a) or a Competitive Bid Request in accordance with Section 2.5(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

        (d) BORROWER JOINDER AGREEMENT DOCUMENTS. In the case of any Loan to a new Designated Borrower, the Administrative Agent shall have received a Borrower Joinder Agreement together with any other documents, certificates, information or legal opinions from a Designated Borrower as specified in Section
2.10 hereof.

        The occurrence of the Closing Date and the acceptance by any Borrower of the benefits of each Extension of Credit hereunder shall constitute a representation and warranty by such Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 5.1 and 5.2 and applicable to such borrowing have been satisfied as of that time or waived in writing by the Lenders. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.1 and 5.2, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES


        SECTION 6.1     REPRESENTATIONS AND WARRANTIES.

        To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

        (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrowers and its Subsidiaries (other than inactive Subsidiaries which are not Material Subsidiaries) is duly organized, validly existing and in good standing or active status, as applicable under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (b) OWNERSHIP. Each Subsidiary of each of the Borrowers as of the Closing Date is listed on SCHEDULE 6.L(B).

        (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of the Borrowers and, if applicable, their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Borrowers and each of their Subsidiaries party thereto, as applicable, and each such document constitutes the legal, valid and binding obligation of the Borrowers and, if applicable, each of their Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

        (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Borrowers or any of their Subsidiaries to obtain any Governmental Approval or approval of any other Person not otherwise already obtained or violate any Applicable Law relating to the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrowers or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or
(iii) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 9.2) upon or with respect to any property now owned or hereafter acquired by such Person.

        (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Borrowers and their respective Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of the Borrowers' knowledge, threatened attack by direct or collateral proceeding, except where the failure to have such Governmental Approval could not reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (f) TAX RETURNS AND PAYMENTS. Each of the Borrowers and their respective Subsidiaries has timely filed or caused to be filed all federal and state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except taxes (i) that are being contested in good faith by appropriate proceedings and for which such Borrower or Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any material Lien or other claim against the Borrowers or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each of the Borrowers and any of their respective Subsidiaries in respect of federal and all material state, local and other taxes are, in the judgment of the Borrowers, adequate, and the Borrowers do not anticipate any material additional taxes or assessments for any of the periods reflected on such books.

        (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrowers and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Borrowers, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Borrowers, neither the Borrowers nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.

        (h) ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 6.1(H) (and only to the extent described therein) or as could not reasonably be expected to have a Material Adverse Effect:

                (i) The properties of the Borrowers and their Subsidiaries (including soils, surface waters, groundwaters on, at or under such properties) do not contain and are not otherwise affected by, and to the Borrowers' knowledge have not previously contained or been affected by, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                (ii) The properties of the Borrowers and their Subsidiaries and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties;

                (iii) The Borrowers and their Subsidiaries have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all permits, licenses, and other governmental consents required by applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in full force and effect;

                (iv) Neither any of the Borrowers nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, nor do the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;

                (v) To the knowledge of the Borrowers, Hazardous Materials have not been transported or disposed of from the properties of the Borrowers or any of their Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor, to the knowledge of the Borrowers, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner which could reasonably be expected to give rise to liability under, any Environmental Laws;

                (vi) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any of the Borrowers or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the properties or operations of the Borrowers and their Subsidiaries; and

                (vii) To the knowledge of the Borrowers, there has been no release, or threat of release, of Hazardous Materials at or from the properties of the Borrowers or any of their Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

        (i)     ERISA.

                (i) Each of the Borrowers and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Except for any failure that could not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan that is intended to be qualified under
        Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability that could reasonably be expected to have a Material Adverse Effect has been incurred by the Borrowers or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                (ii) No accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan except for any accumulated funding deficiency or funding waiver that could not reasonably be expected to have a Material Adverse Effect;

                (iii) Neither the Borrowers nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
        Section 412 of the Code, except where any of the foregoing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                (iv) No Termination Event that could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur; and

                (v) No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of the Borrowers, threatened concerning or involving any Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect.

        (j) MARGIN STOCK. No Borrower or any Subsidiary thereof is engaged principally or as one of its material activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in

Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Borrowers shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely fashion, with all reporting obligations required by Applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

        (k) GOVERNMENT REGULATION. No Borrower or any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrowers nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.

        (l) BURDENSOME PROVISIONS. No Borrower or any Subsidiary thereof is a party to any indenture, agreement (excluding the CSC Agreement and the CSC
Put), lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome that in the foreseeable future it could be reasonably expected to have a Material Adverse Affect. The Borrowers and their Subsidiaries do not presently anticipate that their future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

        (m)     FINANCIAL STATEMENTS; FINANCIAL CONDITION: ETC.

                The financial statements delivered to the Lenders pursuant to
        Section 5.1(e)(i) and, if applicable, Section 7.1, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments), are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end adjustments.

        (n) NO MATERIAL ADVERSE EFFECT. Since December 31, 2003, there has been no Material Adverse Effect.

        (o) LIENS. None of the properties and assets of the Borrowers or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 9.2.

        (p) DEBT AND SUPPORT OBLIGATIONS. SCHEDULE 6.1(P) is a complete and correct listing of all Debt and Support Obligations of the Borrowers and their Subsidiaries as of the Closing Date.

        (q) LITIGATION. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

        (r) ABSENCE OF DEFAULTS. No event has occurred and is continuing which constitutes a Default or an Event of Default.

        (s) ABSENCE OF BANKRUPTCY EVENTS. Since December 31, 2003, no event has occurred and is continuing which constitutes a Bankruptcy Event, other than Bankruptcy Events affecting Subsidiaries which are not Material Subsidiaries.

        (t) ACCURACY AND COMPLETENESS OF INFORMATION. As of the Closing Date, the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information, taken as a whole, furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to any projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        (u) PROPERTY. The Borrowers and their Subsidiaries have good and marketable title to all material Property owned by them and valid leasehold interests in all material Property leased by them (except as permitted by the terms of this Agreement), free and clear of all Liens, except for Liens permitted pursuant to Section 9.2.

        (v) LABOR PRACTICES. No Borrower or any Subsidiary thereof is engaged in any unfair labor practices that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Borrower or any Subsidiary thereof, to the knowledge of the Borrowers, threatened against a Borrower or any Subsidiary thereof, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against a Borrower or any Subsidiary thereof or, to the knowledge of the Borrowers, threatened against a Borrower or any Subsidiary thereof, (ii) no strike, labor dispute, slowdown or stoppage pending against a Borrower or any of its Subsidiaries or, to the knowledge of the Borrowers, threatened against a Borrower or any Subsidiary thereof and (iii) no union representation question exists with respect to the employees of a Borrower or any Subsidiary thereof, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.


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

        (w) SUBORDINATED INDEBTEDNESS. Neither the Company nor its Subsidiaries has any Debt that is subordinated to any other Debt (except for any subordinated loans made or deemed made by the seller of any account receivables and related property to the purchaser of such receivables and related property in connection with the Permitted Securitization Transaction in order to fund all or a portion of the purchase price for such receivables and related property which are transferred as part of the Permitted Securitization Transaction), unless such subordinated debt is subordinated in right of payment to the Obligations.

        (x) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the making of any Loan nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate (a) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act") or (c) Executive Order No. 13,224, 66 Fed. Reg. 49,079
(2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism). Without limiting the foregoing, neither Holdings nor any of its Subsidiaries is a "blocked person" as described in Section 1 of such Executive Order or engages in any dealings or transactions with, or is otherwise associated with, any such blocked person.


        SECTION 6.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

        All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (unless expressly relating to any earlier date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII
                        FINANCIAL INFORMATION AND NOTICES

        Until all the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner set forth in Section
13.11 hereof, the Company will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth in Section 13.1 and on SCHEDULE 13.1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:


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

        SECTION 7.1     FINANCIAL STATEMENTS, ETC.

        (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Company with the Securities and Exchange Commission with respect to the immediately preceding fiscal quarter or (ii) an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including any notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and to the absence of footnotes required by GAAP.

        (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Company with the Securities and Exchange Commission with respect to the immediately preceding Fiscal Year or (ii) an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Company and certified by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP.


        SECTION 7.2     OFFICER'S COMPLIANCE CERTIFICATE.

        At each time financial statements are delivered pursuant to Section 7.1(a) or (b), a certificate of a Responsible Officer of the Company in the form of EXHIBIT G attached hereto (an "OFFICER'S COMPLIANCE CERTIFICATE") (a) certifying as to statements consistent with the applicable requirements of the Securities and Exchange Commission, (b) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default, specifying the details thereof and the action which the Company has taken or proposes to take with respect thereto and (c) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants.


        SECTION 7.3     ACCOUNTANTS' CERTIFICATE.

        At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.


        SECTION 7.4     OTHER REPORTS.

        (a) Promptly after the filing thereof, a copy of (i) each report or other filing made by any of the Borrowers or any or their Subsidiaries with the Securities and Exchange Commission and required by the Securities and Exchange Commission to be delivered to the shareholders of the Borrowers or any Subsidiary thereof, (ii) each report made by any of the Borrowers or any Subsidiary thereof to the Securities and Exchange Commission on Form 8-K and
(iii) each final registration statement of any of the Borrowers or any Subsidiary thereof filed with the Securities and Exchange Commission, except in connection with pension plans and other employee benefit plans; and

        (b) Such other information regarding the operations, business affairs and financial condition of the Borrowers and/or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.


        SECTION 7.5     NOTICE OF LITIGATION AND OTHER MATTERS.

        Prompt (but in no event later than (x) with respect to clause (d) below, two (2) Business Days after a Responsible Officer obtains knowledge thereof or
(y) with respect to any other clause below, five (5) Business Days after a Responsible Officer obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:

        (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any of the Borrowers or any Subsidiary thereof or any of their respective properties, assets or businesses the potential liability of which in the reasonable judgment of the Borrowers could reasonably be expected to exceed $25,000,000;

        (b) any notice of any violation received by any of the Borrowers or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, the potential liability of which in the reasonable judgment of the Borrowers in any such case could reasonably be expected to exceed $25,000,000;

        (c)     (i)     any unfavorable determination letter from the Internal
Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof) which could reasonably be expected to have a Material Adverse Effect, (ii) all notices received by any of the Borrowers or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, which could reasonably be expected to have a Material Adverse Effect, (iii) all notices received by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which could reasonably be expected to have a Material Adverse Effect, (iv) the Borrowers obtaining knowledge or reason to know that the Borrowers or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA which could reasonably be expected to have a Material Adverse Effect, and (v) the occurrence of a Reportable Event which could reasonably be expected to have a Material Adverse Effect;

        (d)     the occurrence of any Default or an Event of Default; and

        (e) the receipt by the Company or any of its Subsidiaries of written notice from CSC or any of its Subsidiaries regarding the exercise of the CSC Put.

        SECTION 7.6     RATINGS INFORMATION.

        The Company shall, no later than five (5) Business Days after a Responsible Officer obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hand copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from S&P or Moody's stating an "implied" rating, excluding in all cases any private indicative ratings that the Company may request from time to time from Moody's or S&P) in rating by S&P or Moody's in respect of the Company's non-credit enhanced senior unsecured long-term debt, together with details thereof, and of any announcement by S&P or Moody's that its rating in respect of such non-credit enhanced senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "Credit Watch List"(R) or "watch list" or that any similar action has been taken by S&P or Moody's.


        SECTION 7.7     ACCURACY OF INFORMATION.

        All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, shall be, at the time the same is so furnished, true and complete in all material respects.


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

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

        Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner provided for in
Section 13.11, each Borrower will, and will cause each of its respective Subsidiaries to:


        SECTION 8.1     PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS.

        (i) Except as permitted by Section 9.4 and Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, PROVIDED however, that, subject to compliance with Section 8.9, nothing in the foregoing shall prevent the Company or any Subsidiary from discontinuing any line of business if (i) no Default or Event of Default exists or would result therefrom, and (ii) with respect to the discontinuance of a material line of business, the Board of Directors of the Company determines in good faith that such discontinuance is in the best interest of the Company and its Consolidated Subsidiaries, taken as a whole.

        (ii) Qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except where the failure to so preserve and maintain its existence and rights or to so qualify could not reasonably be expected to have a Material Adverse Effect.


        SECTION 8.2     MAINTENANCE OF PROPERTY.

        Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.


        SECTION 8.3     INSURANCE.

        Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are consistent with past practices and prudent business practice (and in any event consistent with normal industry practice), and as may be required by Applicable Law.

        SECTION 8.4     ACCOUNTING METHODS AND FINANCIAL RECORDS.

        Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.


        SECTION 8.5     PAYMENT AND PERFORMANCE OF OBLIGATIONS.

        (a) Pay and perform all of its Obligations under this Agreement and the other Loan Documents.

        (b) Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; PROVIDED that such Borrower or Subsidiary may contest any item described in clause (i) or (ii) of this Section 8.5(b) in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

        (c) Perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except where such non-performances could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


        SECTION 8.6     COMPLIANCE WITH LAWS AND APPROVALS.

        Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to observe, comply or maintain could not reasonably be expected to have a Material Adverse Effect.


        SECTION 8.7     ENVIRONMENTAL LAWS.

        In addition to and without limiting the generality of Section 8.6, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to obtain, comply or maintain could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding

Environmental Laws, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Borrowers or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations or properties of the Borrowers or such Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable and actual attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.


        SECTION 8.8     COMPLIANCE WITH ERISA.

        In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (b) not take any action or fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect, and (c) furnish to the Administrative Agent or any Lender upon the Administrative Agent's or such Lender's request such additional information about any Employee Benefit Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent or such Lender.


        SECTION 8.9     CONDUCT OF BUSINESS.

        Carry on substantially all of its businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto or as otherwise permitted pursuant to the terms of this Agreement. Additionally, the Permitted Securitization Subsidiary may carry on activities necessary or incidental to the acquisition of accounts receivable and related rights from the Company and the financing of such accounts receivable and related rights.


        SECTION 8.10    VISITS AND INSPECTIONS.

        Subject to compliance with applicable securities laws, permit representatives of the Administrative Agent or any Lender, from time to time upon reasonable prior written notice to the Company and during ordinary business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects. Notwithstanding the foregoing, neither the Administrative Agent nor the Issuing Lender or any other Lender shall have the right to inspect or make or receive copies of any customer data files or any other credit information or files concerning consumers owned or maintained by the Company or any of its Subsidiaries.


        SECTION 8.11    USE OF PROCEEDS.

        Use the proceeds of the Extensions of Credit for the purposes set forth in Section 2.1(b). Not in limitation of the foregoing, the Borrower, and any Designated Borrower will use the proceeds of all Loans to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or
X. All Letters of Credit will be used for general corporate purposes.


                                   ARTICLE IX
                               NEGATIVE COVENANTS

        Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and the Termination Date has occurred, unless consent has been obtained in the manner set forth in
Section 13.11:


        SECTION 9.1     FINANCIAL COVENANTS.

        (a) MAXIMUM LEVERAGE RATIO. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Borrowers will not permit the Leverage Ratio to be greater than 3.00 to 1.00; PROVIDED, HOWEVER, the maximum Leverage Ratio may be greater than 3.00 to 1.00 but shall not be greater than 3.25 to 1.00 as of the end of each of the first four (4) fiscal quarters ending after the payment by the Company of its obligations in connection with the CSC Put.

        (b) MINIMUM INTEREST COVERAGE RATIO. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Borrowers will not permit the Interest Coverage Ratio to be less than 4.00 to 1.00.


        SECTION 9.2     LIMITATIONS ON LIENS.

        No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on, or with respect to, any of its assets or properties (including without limitation shares of Capital Stock or other ownership interests owned by it), real or personal, whether now owned or hereafter acquired, except:

        (a)     Liens existing on the Closing Date and set forth on SCHEDULE
9.2;

        (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

        (c) Liens of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other similar Liens imposed by law so long as such Liens secure claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

        (d) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts or (ii) to secure the performance of letters of credit, bids, tenders, sales, contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

        (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

        (f) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

        (g) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of such Borrower;

        (h) Liens on the property or assets of the Borrowers or any Subsidiary securing Debt which is incurred to finance or refinance the acquisition of such property or assets, PROVIDED that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt and the proceeds thereof; (iii) the principal amount of Debt secured by each such Lien is not increased; and (iv) the principal amount of Debt secured by each such Lien (together with any accrued interest thereon and closing costs relating thereto) shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;

        (i) Liens consisting of judgment or judicial attachment Liens, PROVIDED that (i) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (ii) adequate reserves for the obligations secured by such Liens have been established and (iii) enforcement of such Liens has been stayed;

        (j) Liens (if any) against the Company or any Consolidated Subsidiary which is created solely to evidence (i) the transfer of any receivables and related property by the Company and certain of its Subsidiaries as originators under any Permitted Securitization Transaction to another direct or indirect Subsidiary of the Company, as purchaser, pursuant to any Permitted Securitization Transaction, (ii) the transfer of any receivables and related property from the purchaser referred to in the immediately preceding clause (i) to any Permitted Securitization Subsidiary pursuant to any Permitted Securitization Transaction, and (iii) any back-up Lien granted by the purchaser referred to in the immediately preceding clause (i) and the Permitted Securitization Subsidiary, in each case solely in any receivables and related property being transferred pursuant to the Permitted Securitization Transaction;

        (k) any Lien against a Permitted Securitization Subsidiary pursuant to any Permitted Securitization Transaction;

        (l) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

        (m) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt (together with any accrued interest thereon and closing costs relating thereto) secured by any such Lien is not increased;

        (n) any Lien existing on any specific fixed asset prior to the acquisition thereof by any Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

        (o) Liens securing Debt owing by any Subsidiary to the Company or another Wholly Owned Subsidiary;

        (p) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

        (q) rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of such Borrower or such Subsidiary, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by such Borrower or such Subsidiary, as the case may be; and

        (r) Liens not otherwise permitted by this Section 9.2 securing Debt or other obligations in an aggregate principal amount at any time outstanding that does not exceed 20%


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

of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt or obligation.


        SECTION 9.3     LIMITATIONS ON SUBSIDIARY DEBT.

        No Borrower will permit any Subsidiary of the Company to contract, create, incur, assume or permit to exist any Debt, except:

        (a)     Debt arising under this Agreement and the other Loan Documents;

        (b) Debt existing as of the Closing Date as referenced on Schedule 6.1(p) (and renewals, refinancings or extensions thereof on terms and conditions no less favorable in any material respect to such Person than such existing Debt and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

        (c) Capital Lease obligations and Debt incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries, PROVIDED that
(i) such Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset and any transaction costs directly related thereto, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon (together with any accrued interest thereon and closing costs relating thereto)at the time of such refinancing; and
(iii) the aggregate principal amount of all such Debt shall not exceed $200,000,000 at any time outstanding;

        (d) intercompany Debt owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

        (e) Debt and Obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

        (f)     Debt in connection with any Permitted Securitization
Transaction;

        (g) Debt of the types described in clause (j) of the definition of Debt which is incurred in the ordinary course of business in connection with (1) the sale or purchase of goods, or (2) to assure performance by the Company or any of its Subsidiaries of their respective service contracts, operating leases, obligations to a utility or a governmental entity, or worker's compensation obligations;

        (h) Support Obligations of Debt of the Company or Debt otherwise permitted under this Section 9.3; and

        (i) other Debt of the Subsidiaries at any time outstanding which in the aggregate does not exceed 20% of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt.


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

        SECTION 9.4     LIMITATIONS ON MERGERS AND LIQUIDATION.

        No Borrower will, nor will it permit any of its Subsidiaries to, merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

        (a) Any Borrower or a Subsidiary may merge with another Person that is not a Borrower or a Subsidiary, PROVIDED that (i) such other Person is organized under the law of the United States or one of its states, (ii) in the case of any merger involving a Borrower, such Borrower is the corporation surviving such merger, (iii) in the case of any merger involving a Subsidiary, the survivor is or will become a Subsidiary of the Company, (iv) immediately prior to and after giving effect to such merger, no Default or Event of Default exists or would exist, (iv) the Board of Directors of such Person has approved such merger and (v) such transaction is permitted under Section 9.6;

        (b) Any Subsidiary that is not a Borrower may merge into a Borrower or any Wholly-Owned Subsidiary of a Borrower;

        (c) Any Subsidiary that is not a Borrower may liquidate, wind-up or dissolve itself into a Borrower or any Wholly-Owned Subsidiary of a Borrower;

        (d) Any Borrower may merge with any other Borrower, provided that in the case of any merger involving the Company, the Company is the corporation surviving such merger; and

        (e) Any Borrower (other than the Company) may liquidate, wind-up or dissolve itself into any other Borrower.


        SECTION 9.5     LIMITATION ON ASSET DISPOSITIONS.

        No Borrower will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, in connection with any Sale and Leaseback Transaction), in one transaction or a series of transactions, unless (a) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis), and (b) the assets so disposed of or transferred in connection with all such Asset Dispositions in any Fiscal Year did not contribute, in the aggregate, more than 20% of Consolidated Operating Profit for the immediately preceding Fiscal Year.


        SECTION 9.6     LIMITATIONS ON ACQUISITIONS.

        Other than transactions permitted under Section 9.7, no Borrower will, nor will it permit any of its Subsidiaries to, acquire all or any portion of the Capital Stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, UNLESS (a) the Person, assets, property and/or operations being acquired engage in or are engaged in the same line of business


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

as that engaged in by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, (b) in the case of an acquisition of Capital Stock or other ownership interest of a Person, the Board of Directors of the Person which is the subject of such acquisition shall have approved the acquisition (c) no Default or Event of Default shall exist on the date of, or shall result from, any such acquisition (including after giving effect to such transaction on a pro forma basis) and (d) in the case of the acquisition of all or any portion of the Capital Stock or other ownership interest in any Person, such Person so acquired will be Consolidated with the Company in its financial statements upon the consummation of such acquisition.


        SECTION 9.7     LIMITATION ON RESTRICTED INVESTMENTS.

        No Borrower will, nor will it permit any of its Subsidiaries to, make any Restricted Investment unless, after giving effect thereto, the aggregate amount of all such Restricted Investments outstanding at any time does not exceed 20% of the Consolidated Total Assets, measured as of the date of the making of such Restricted Investment; PROVIDED that (i) the foregoing shall be tested as at the end of each fiscal quarter, and (ii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to any such Restricted Investment.


        SECTION 9.8     LIMITATION ON RESTRICTED PAYMENTS.

        No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except that the Company and its Subsidiaries may make Restricted Payments in an aggregate amount in any Fiscal Year not to exceed 20% of Consolidated Total Assets, measured as of the last day of the immediately preceding Fiscal Year.


        SECTION 9.9     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

        Neither any Borrower nor any of its Consolidated Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of such Borrower or such Subsidiary (which Affiliate is not a Borrower or a Subsidiary), except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.


        SECTION 9.10    LIMITATION ON CERTAIN ACCOUNTING CHANGES.

        No Borrower will (a) change its Fiscal Year end in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom or (b) make any material change in its accounting treatment and reporting practices except as required by GAAP.


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

        SECTION 9.11 LIMITATION OF RESTRICTING SUBSIDIARY DIVIDENDS AND DISTRIBUTIONS.

        No Borrower will permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to a Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) or to transfer any of its properties or assets to a Borrower or any of its Subsidiaries, except:

        (a) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Borrower and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of such Borrower;

        (b) Restrictions and limitations imposed on any Permitted Securitization Subsidiary in connection with a Permitted Securitization Transaction;

        (c) Restrictions and limitations existing pursuant to this Agreement; and

        (d) Other restrictions and limitations that are not material either individually or in the aggregate.


        SECTION 9.12    HEDGING AGREEMENTS.

        The Company will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than non-speculative Hedging Agreements entered into in the ordinary course of business in order to manage existing or anticipated interest rate, foreign exchange rate or commodity price risks.


                                    ARTICLE X
                             GUARANTY OF THE COMPANY


        SECTION 10.1    GUARANTY OF PAYMENT.

        Subject to Section 10.7 below, the Company hereby unconditionally guarantees to each Lender and the Administrative Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.


        SECTION 10.2    OBLIGATIONS UNCONDITIONAL; WAIVERS.

        The obligations of the Company hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other


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

agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Company agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, this Agreement or any other Loan Document or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and the Company hereby waives the right to require the Lenders to proceed against a Designated Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. In this connection, the Company hereby waives the right of the Company to require any holder of the Guaranteed Obligations to take action against a Designated Borrower as provided in Official Code of Georgia Annotated ss.10-7-24. The Company further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Designated Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the Lenders have been paid in full, all commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under this Agreement. The Company further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, this Agreement or any other Loan Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Company's obligations hereunder; it being the purpose and intent of the Company that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Company's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Designated Borrower or by reason of the bankruptcy or insolvency of such Borrower. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Designated Borrowers and the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

        SECTION 10.3 MODIFICATIONS.

        The Company agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the


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

Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Designated Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Loan Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Designated Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Company in its capacity as a guarantor under this Article X, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.


        SECTION 10.4    ADDITIONAL WAIVER OF RIGHTS.

        The Company expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all Extensions of Credit to a Designated Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Guaranteed Obligations, or the Lenders' subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Company might otherwise be entitled in connection with the guaranty evidenced by this Article X; and (f) demand for payment under this guaranty. Furthermore, the Company, to the fullest extent permitted by law, hereby waives any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Company with respect to the Guaranteed Obligations or which otherwise might operate to discharge the Company from its obligations in respect of the Guaranteed Obligations.


        SECTION 10.5    REINSTATEMENT.

        The obligations of the Company under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.


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

        SECTION 10.6    REMEDIES.

        The Company agrees that, as between the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in
Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Company.


        SECTION 10.7    LIMITATION OF GUARANTY.

        Notwithstanding any provision to the contrary contained herein, to the extent the obligations of the Company shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Company hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).


                                   ARTICLE XI
                              DEFAULT AND REMEDIES


        SECTION 11.1    EVENTS OF DEFAULT.

        Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

        (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATION. Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

        (b) OTHER PAYMENT DEFAULT. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Company by the Administrative Agent.

        (c) MISREPRESENTATION. Any representation, warranty or statement made or deemed to be made by any Borrower or any of its Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

        (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. (i) Any of the Borrowers shall default in the performance or observance of any covenant or agreement contained in Sections 7.5(d), 8.1(i) and 8.11 and Article IX or (ii) any of the Borrowers shall default in the performance or observance of any other covenant or agreement contained in Article VII, and such default shall continue unremedied for fifteen (15) days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Company by the Administrative Agent.

        (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. Any of the Borrowers or any Subsidiary thereof, if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Company by the Administrative Agent.

        (f) HEDGING AGREEMENT. Any termination payments in an amount greater than $20,000,000 shall be due by any Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

        (g) DEBT CROSS-DEFAULT. Any of the Borrowers or any of their Material Subsidiaries shall (i) default in the payment of any Debt (other than Debt under this Agreement, the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $20,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than Debt under this Agreement, the Notes or any Reimbursement Obligation), the aggregate outstanding amount of which Debt is in excess of $20,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired) or (iii) breach any covenant imposed upon such Person any agreement relating to a Permitted Securitization Transaction causing the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term and the Borrower or any Consolidated

Subsidiary (other than any Permitted Securitization Subsidiary) has liability in excess of $20,000,000 under such Permitted Securitization Transaction.

        (h)     CHANGE IN CONTROL. An event described in clause (i), (ii) or
(iii) below shall have occurred: (i) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the Company then in office, (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) after the Closing Date shall obtain ownership or control in one or more series of transactions of more than 25% of the common stock or 25% of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company or (iii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $20,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Company to repurchase, redeem or repay all or any part of the Debt provided for therein (any such event, a "CHANGE IN CONTROL").

        (i) VOLUNTARY BANKRUPTCY PROCEEDING. Any Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

        (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Borrower or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

        (k) ENFORCEMENT. A creditor or an encumbrance (other than a judgment or order of the type referred to in clause (l) of this Section 11.1) attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of


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the undertakings and assets of any Borrower or any Subsidiary thereof having a value exceeding $10,000,000 and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within thirty (30) days.

        (l) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders at any time undischarged and unstayed as provided for in this paragraph (exclusive of amounts covered by insurance provided by reputable insurers) to exceed $10,000,000 shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

        (m) GUARANTY. At any time after the execution and delivery thereof, the guaranty given by the Company hereunder or any provision thereof shall cease to be in full force or effect as to the Company, or the Company or any Person acting by or on behalf of the Company shall deny or disaffirm the Company's obligations under such guaranty.

        (n)     ERISA. An event described in each and every clause (i), (ii) and
(iii) below shall have occurred: (i) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62 , .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following thirty (30) days, any Pension Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Pension Plan, any Pension Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Pension Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Pension Plan or a Foreign Pension Plan has not been timely made, the Borrowers or any of their Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Pension Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrowers or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Pension Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability or a material risk of such a lien being imposed, such security interest being granted or such liability being incurred, and (iii) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.


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        (o)     BORROWER JOINDER AGREEMENT. Any default or breach shall occur under any Borrower Joinder Agreement or the Borrower Joinder Agreement given by any Designated Borrower shall cease to be in full force or effect as to a Designated Borrower, or a Designated Borrower itself or through the Company or any Person acting by or on behalf of the Designated Borrower shall deny or disaffirm the Designated Borrower's obligations under such Borrower Joinder Agreement or this Agreement.


        SECTION 11.2    REMEDIES.

        Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

        (a) ACCELERATION: TERMINATION OF FACILITIES. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j) with respect to the Borrowers, the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

        (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit or cause to be deposited in a cash collateral account opened by the Administrative Agent (in Dollars) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be promptly returned to the Borrowers.

        (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.


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        SECTION 11.3    RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.

        The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENT


        SECTION 12.1    APPOINTMENT OF ADMINISTRATIVE AGENT.

        (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, that the Issuing Lender shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article XII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as the term "Administrative Agent" as used in this
Article XII included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.


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        SECTION 12.2    NATURE OF DUTIES OF ADMINISTRATIVE AGENT.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable (provided that the Company reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Company or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.


        SECTION 12.3    LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT.

        Each of the Lenders, the Swingline Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.


        SECTION 12.4    CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT.


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

        If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person (provided that the Company reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.


        SECTION 12.5    RELIANCE BY ADMINISTRATIVE AGENT.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.


        SECTION 12.6    THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

        The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Administrative Agent hereunder.


        SECTION 12.7    SUCCESSOR ADMINISTRATIVE AGENT.

        (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Company provided that no Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any


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state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

        (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 12.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article XII shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.


        SECTION 12.8 ADDITIONAL AGENCIES; NO DUTIES IMPOSED UPON SYNDICATION AGENTS OR CO-DOCUMENTATION AGENTS.

        (a) The Administrative Agent shall have the right from time to time to designate one or more Syndication Agents and Co-Documentation Agents. Upon any such designation, the Administrative Agent shall have the right to replace the cover page to this Agreement to reflect the addition of such Person as Syndication Agent and Co-Documentation Agent, as the case may be.

        (b) None of the Persons designated as a "Syndication Agent" or "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons designated as a "Syndication Agent" or "Co-Documentation Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in SECTION 12.8, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


        SECTION 12.9    INDEMNIFICATION.

        The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties,


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actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.


                                  ARTICLE XIII
                                  MISCELLANEOUS


        SECTION 13.1    NOTICES.

        (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

        (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If the Company or any Designated Borrower:

                                Equifax Inc.
                                1550 Peachtree St., N.W.
                                Atlanta, GA 30309
                                Attention: Michael G. Schirk, Vice President and Treasurer
                                Telephone No.: (404) 885-8915
                                Telecopy No.: (404) 885-8121


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

If the Administrative Agent:    SunTrust Bank
                                303 Peachtree Street, N. E., 3rd Floor
                                Atlanta, Georgia 30308
                                Attention: Brian Peters
                                Telecopy Number: (404) 588-8833

        With a copy to:         SunTrust Capital Markets, Inc.
                                c/o Agency Services
                                303 Peachtree Street, N. E./ 25th Floor
                                Atlanta, Georgia 30308
                                Attention: Dorris Folson
                                Telecopy Number: (404) 658-4906

If the Issuing Lender:          SunTrust Bank
                                25 Park Place, N. E./Mail Code 3706, 16th Floor
                                Atlanta, Georgia 30303
                                Attention: Jon Conley
                                Telecopy Number: (404) 588-8129

If the Swingline Lender:        SunTrust Bank
                                303 Peachtree Street, N.E./3rd Floor
                                Atlanta, Georgia 30308
                                Attention: Brian Peters
                                Telecopy Number: (404) 588-8833


If any other Lender:            the address set forth under such Lender's name
                                on the signature pages hereof

        (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.


        SECTION 13.2    EXPENSES, INDEMNITY.

        The Borrowers jointly and severally agree to (a) pay all reasonable and actual out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable out-of-pocket syndication and due diligence expenses and reasonable and actual fees and disbursements of counsel for the Administrative Agent (including the allocated cost of internal counsel) and (ii) the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent, the Arrangers or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative


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Agent (including the allocated cost of internal counsel), (b) pay all reasonable and actual fees and disbursements of counsel to the Administrative Agent incurred in connection with the administration of the Credit Facility, (c) pay all reasonable out of pocket expenses of the Administrative Agent, the Arrangers and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent, the Arrangers and the Lenders under the Credit Facility, including, to the extent reasonable under the circumstances, consulting with accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, the Arrangers or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons (including the allocated cost of internal counsel), and (c) defend, indemnify and hold harmless the Administrative Agent, the Arrangers, the Issuing Lender, the Swingline Lender, and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding, including claims brought by the Company, any Borrower or any of their Subsidiaries or Affiliates against the Administrative Agent, the Issuing Lender, the Swingline Lender, the Arrangers or any Lender (whether or not the Administrative Agent, the Arrangers, the Issuing Lender, the Swingline Lender or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, the Credit Facility, any other Loan Document, the Loans or the Notes or, subject to the limitations in Section 13.21, as a result of the breach of any of the Borrowers' obligations hereunder, including without limitation reasonable and actual attorney's fees (including the allocated cost of internal counsel), consultant's fees and settlement costs; PROVIDED, HOWEVER, that the Borrowers shall not be obligated to indemnify any such indemnified party for any such amounts to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such amounts resulted from (i) a breach of the loan documents by such indemnified party or
(ii) the gross negligence or willful misconduct on the part of the indemnified party.


        SECTION 13.3    SET-OFF.

        In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply (including, without limitation, the right to combine currencies) any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the accounts of the respective Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall


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

have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.


        SECTION 13.4    GOVERNING LAW.

        This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict of law principles thereof.


        SECTION 13.5    CONSENT TO JURISDICTION.

        Each of the parties hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Fulton County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Each Designated Borrower hereby appoints the Company as its agent in the United States for service of process. Nothing in this Section 13.5 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.


        SECTION 13.6    WAIVER OF JURY TRIAL: LIMITATION ON DAMAGES.

        (A) TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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

        (B) CONSEQUENTIAL AND OTHER DAMAGES. NEITHER THE ADMINISTRATIVE AGENT, ANY LENDER, THE ARRANGERS, THE ISSUING LENDER OR THE SWINGLINE LENDER OR ANY OF THEIR AFFILIATES OR AGENTS SHALL BE RESPONSIBLE OR LIABLE TO THE COMPANY, ANY BORROWER OR ANY THEIR SUBSIDIARIES OR AFFILIATES FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THE CREDIT FACILITY OR ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED BY THE CREDIT FACILITY.

        SECTION 13.7    REVERSAL OF PAYMENTS.

        To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.


        SECTION 13.8    ACCOUNTING MATTERS.

        Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, PROVIDED that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application there of, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.


        SECTION 13.9    SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Aggregate Revolving Credit Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Aggregate Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Aggregate Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swingline Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance agreement in substantially the form of EXHIBIT H (an "ASSIGNMENT AND ACCEPTANCE"), together with a processing and recordation fee of $1,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11, 13.2 and 13.14). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments (and components thereof) of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swingline Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reduce the principal, interest, fees or other amounts payable to such Participant (other than as a result of (x) waiving the applicability of any post-default increases in interest rates or (y) an amendment approved by the Required Lenders as set forth in the definition of "Applicable Percentage" following the withdrawal by S&P and/or Moody's of an Applicable Rating), (iii) permit any assignment (other than as specifically contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder or (iv) release the Borrower from its obligations hereunder. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 4.6 as though it were a Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Sections 4.8, 4.9, 4.10 or 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 4.11(e) as though it were a Foreign Lender.

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g) If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 13.9(b), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by a Borrower prior to such fifth Business Day.

        (h) Notwithstanding anything to the contrary contained herein, if at any time SunTrust assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, SunTrust may, (i) upon thirty (30) days' written notice to the Company and the Lenders, resign as Issuing Lender and/or
(ii) upon five (5) Business Days' written notice to the Company, terminate the Swingline Maximum. In the event of any such resignation as Issuing Lender or termination of the Swingline Maximum, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender and/or Swingline Lender hereunder; PROVIDED, HOWEVER, that no failure by the Company to appoint any such successor shall affect the resignation of SunTrust as Issuing Lender or the termination of the Swingline Maximum, as the case may be. SunTrust shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations pursuant to Section 3.4. If SunTrust terminates the Swingline Maximum, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.5(b).

        (i)     DESIGNATION OF SPVS.

                (i) Notwithstanding anything to the contrary contained herein, any Lender (a "DESIGNATING Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitments hereunder and (D) each such SPV would satisfy the requirements of Section 4.11 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent as a Loan made by, and as if such Loan were made by, such Designating Lender.

                (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any related documents), including, without limitation, any Notice of Revolving Credit Borrowing and any Notice of Conversion/Continuation, and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

                (iv) In addition, notwithstanding anything to the contrary contained in this Section 13.9 or otherwise in this Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 13.9 may not be amended without the written consent of any Designating Lender affected thereby.


        SECTION 13.10   CONFIDENTIALITY.

        Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), solely for use in connection with this Agreement; (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;
(d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "INFORMATION" means all confidential information received from the Borrowers relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


        SECTION 13.11   AMENDMENTS, WAIVERS AND CONSENTS.

        Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders and any consent may be given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; PROVIDED, that no amendment, waiver or consent shall, without the consent of each Lender affected thereby, (a) increase the amount of any Lender's Commitment or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Loan or Reimbursement Obligation (except as expressly contemplated by Sections 2.7 or 2.8), (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation (other than as a result of (x) waiving the applicability of any post-default increases in interest rates or (y) an amendment approved by the Required Lenders as set forth in the definition of "Applicable Percentage" following the withdrawal by S&P and/or Moody's of an Applicable Rating) (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (f) release the Company from its guaranty hereunder or (g) amend the provisions of this Section 13.11 or the percentage set forth in the definition of Required Lenders. In addition, no amendment, waiver or consent to the provisions of (i) Article XII shall be made without the written consent of the Administrative Agent, (ii) Section 2.6 shall be made without the consent of the Swingline Lender and (iii) Article III shall be made without the written consent of each Issuing Lender.

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Federal Bankruptcy Code (as now or hereafter in effect) supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.


        SECTION 13.12   PERFORMANCE OF DUTIES.

        The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.


        SECTION 13.13   ALL POWERS COUPLED WITH INTEREST.

        All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.


        SECTION 13.14   SURVIVAL OF INDEMNITIES.

        Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Arrangers and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Arrangers and the Lenders against events arising after such termination as well as before, including after the Borrowers' acceptance of the Lenders' commitments for the Credit Facility, notwithstanding any failure of such facility to close.


        SECTION 13.15   TITLES AND CAPTIONS.

        Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


        SECTION 13.16   SEVERABILITY OF PROVISIONS.

        Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 13.17   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


        SECTION 13.18   TERM OF AGREEMENT.

        (a) This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 5.1 have been satisfied or waived and when it shall have been executed by each of the Borrowers and the Administrative Agent, and the Administrative Agent shall have received copies of the signature pages hereto (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Agreement shall be binding upon and inure to the benefit of each Borrower, each Lender (including the Issuing Lender) and the Administrative Agent, together with their permitted successors and assigns.

        (b) This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and the Aggregate Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.


        SECTION 13.19 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

        (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

        (b) The Borrowers expressly acknowledge and agree that each covenant contained in Article VIII and Article IX hereof shall be given independent effect.


        SECTION 13.20   JUDGMENT CURRENCY.

        If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).


        SECTION 13.21   SEVERAL OBLIGATIONS OF THE BORROWERS.

        Except as otherwise expressly set forth herein, the obligations of each of the Borrowers (other than the Company) under this Agreement and the Loan Documents are several and not joint and several obligations. Without limiting the generality of the preceding sentence, no Borrower (other than the Company) shall be responsible for or be deemed to have guaranteed the obligations of any other Borrower hereunder or under any of the other Loan Documents.


        SECTION 13.22 SUBORDINATION OF COMPANY'S CLAIMS AGAINST THE DESIGNATED BORROWERS.

        The Borrowers hereby agree that any claims of the Company against a Designated Borrower or any rights the Company has to be indemnified by a Designated Borrower shall be subordinate in right of payment to the payment and satisfaction in full of the Guaranteed Obligations to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.


        SECTION 13.23   PATRIOT ACT NOTIFICATION.

        The following notification is provided to the Company pursuant to
Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. When the Company opens an account, the Lenders will ask for Company's name, tax identification number, business address, and other information that will allow the Lenders to identify the Company. The Lenders may also ask to see Company's legal organizational documents or other identifying documents.


                           [Signature pages to follow]

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


COMPANY:                                EQUIFAX INC.
-------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


DESIGNATED BORROWERS:
--------------------
                                        EQUIFAX PLC
                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------





LENDERS:                                SUNTRUST BANK
-------                                 Individually and as Administrative
                                        Agent, as Issuing Lender and as
                                        Swingline Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        BANK OF AMERICA, N.A.
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        THE ROYAL BANK OF SCOTLAND PLC
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                       THE BANK OF NEW YORK
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       BNP PARIBAS
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       REGIONS BANK
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       BEAR STEARNS CORPORATE LENDING INC.
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       MIZUHO CORPORATE BANK, LTD.
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       THE NORTHERN TRUST COMPANY
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                              SCHEDULE 1.1(A)

                      COMMITMENTS AS OF CLOSING DATE

  ------------------------------------ ---------------------- ------------------------
                                                                       AGGREGATE
                                        AGGREGATE REVOLVING        REVOLVING CREDIT
                                         CREDIT COMMITMENT            COMMITMENT
                LENDER                                                PERCENTAGE
  ------------------------------------ ---------------------- ------------------------
  SunTrust Bank                               $92,500,000.00               18.5000%

  Bank of America, N.A.                       $92,500,000.00               18.5000%

  Wachovia Bank, National                     $70,000,000.00               14.0000%

  The Royal Bank of Scotland plc              $47,500,000.00                9.5000%

  The Bank of New York                        $47,500,000.00                9.5000%

  BNP Paribas                                 $30,000,000.00                6.0000%

  Regions Bank                                $30,000,000.00                6.0000%

  Wells Fargo Bank, National                  $30,000,000.00                6.0000%
  Association

  Bear Stearns Corporate

  Lending Inc.                                $20,000,000.00                4.0000%

  Mizuho Corporate Bank, Ltd.                 $20,000,000.00                4.0000%

  The Northern Trust Company                  $20,000,000.00                4.0000%

           TOTALS:                           $500,000,000.00              100.0000%



                            Schedule 1.1(a), Page 1

                                 SCHEDULE 4.1(F)

                             CALCULATION OF MLA COST

         The MLA Cost for an Offshore Currency Loan is calculated by each Lender (and rounded upward, if necessary, to four decimal places) as the rate resulting from the application of the relevant formula set forth below:

         (a) In relation to a Loan denominated in Sterling:

             XL + S(L - D) + (F X 0.01) % per annum = MLA Cost
             -------------------------
                   100 -(X+S)

         (b) In relation to any other Loan denominated in an Offshore Currency:

             F X 0.01 % per annum
             --------
                300

         where on the day of application of the formula:

         X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the relevant Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L is the percentage rate per annum at which deposits for the relevant period and in the relevant currency are offered by the relevant Lender to leading banks in the London Interbank Market at or about 11:00 a.m. (London time) on that day.

         F is the rate of charge payable by the relevant Lender to the FSA pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02 b or 2.03 b (as the case may be) shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the relevant Lender.

         S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the relevant Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D is the percentage rate per annum payable by the Bank of England to the relevant Lender on Special Deposits.

         (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

         The MLA Cost attributable to a Loan or other sum denominated in an Offshore Currency for any period shall be calculated at or about 11:00 a.m. (London time) on the first day of such period for the duration of such period.

         The determination of the MLA Cost in relation to any period shall in the absence of manifest error, be conclusive and binding on the parties hereto.

                            Schedule 4.1(f), Page 1

         If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent, following notice to the Company, shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties and shall apply from the date specified in such notice.

         For the purposes of this Schedule:

                  The terms Eligible Liabilities and Special Deposits shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

                  Fee Base has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

                  Fees Regulations means, as appropriate, either:

                  (a)      the Banking Supervision (Fees) Regulations 1998; or

                  (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

         Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or reenacted from time to time.

                  [remainder of page intentionally left blank]


                            Schedule 4.1(f), Page 2

                                          SCHEDULE 6.1(B)

                                    SUBSIDIARIES OF THE COMPANY

                                                                                         State or
                                                                                        Country of
NAME OF SUBSIDIARY                                                                     Incorporation
------------------                                                                     -------------
3032423 Nova Scotia Company (9)(14)                                                     Nova Scotia
3651754 Canada Inc.(10)                                                                   Canada
Acrofax Inc.                                                                              Quebec
Alphafax Properties Limited Partnership                                                   Georgia
CD Holdings, Inc.(17)                                                                     Georgia
Clearing de Informes S.A.(7)                                                              Uruguay
Compliance Data Center, Inc.                                                              Georgia
Computer Ventures, Inc.(1)                                                               Delaware
Credit Bureau Services, Inc.(1)                                                         Washington
CXI Acquisition Corp.                                                                    Delaware
Dicom S.A.(8)                                                                              Chile
Equifax Canada Inc.(2)                                                                    Canada
Equifax Capital Management, Inc.(1)                                                       Georgia
Equifax City Directory, Inc.                                                              Georgia
Equifax Commercial Services Ltd.(4)                                                       Ireland
Equifax Consumer Services, Inc.                                                           Georgia
Equifax de Chile, S.A.(7)                                                                  Chile
Equifax Decision Solutions, Inc.                                                          Arizona
Equifax Decision Systems, B.V.                                                        The Netherlands
Equifax do Brasil Holdings Ltda.(7)                                                       Brazil
Equifax do Brasil Ltda.(7)(20)                                                            Brazil
Equifax Direct Marketing Solutions LLC                                                    Georgia
Equifax eMarketing Solutions, Inc.                                                        Florida
Equifax Europe LLC                                                                        Georgia
Equifax Financial Services(10)(16)                                                        Ontario
Equifax Finance (1), Inc.(1)                                                              Georgia
Equifax Finance (2), Inc.(1)                                                              Georgia
Equifax Infolink Limited (f/k/a Equifax Infolink Plc)(6)                              United Kingdom
Equifax Information Services LLC                                                          Georgia
Equifax Information Services Puerto Rico, Inc.                                            Georgia
Equifax Information Technology, Inc.                                                      Georgia
Equifax Investments (South America) LLC(7)                                                Georgia
Equifax (Isle of Man) Ltd.(4)                                                           Isle of Man
Equifax Italy Holdings, Srl(12)                                                            Italy
Equifax Italy, Srl(13)                                                                     Italy
Equifax Luxembourg (No. 2) S.A.R.L.                                                     Luxembourg
Equifax Luxembourg S.A.                                                                 Luxembourg
Equifx Plc(4)(15)                                                                         England
Equifax Real Estate Mortgage Solutions, LLC(1)                                            Georgia
Equifax Receivables Finance LLC(22)                                                      Delaware
Equifax Secure U.K. Ltd.(1)                                                           United Kingdom
Equifax South America LLC                                                                 Georgia
Equifax Technology Solutions LLC                                                          Georgia
Equifax U.K. Finance (No. 2)(11)                                                          England
Equifax Ventures, Inc.                                                                    Georgia
High Integrity Systems LLC                                                              California
Imperitek Corporation                                                                     Georgia
Light Signatures, Inc.                                                                  California
NAV Acquisition Inc. (18)                                                                 Georgia
Privista Inc.                                                                             Georgia
Propago S.A.(8)                                                                            Chile
The Infocheck Group Ltd.(5)                                                               England
UAPT-Infolink Ltd.(5)                                                                 United Kingdom
Verdad Informatica de Costa Rica, S.A.(3)                                               Costa Rica

                                     Schedule 6.1(b), Page 1

Equifax Finance (1), Inc.(1)                                                              Georgia
Equifax Finance (2), Inc.(1)                                                              Georgia
Equifax Infolink Limited (f/k/a Equifax Infolink Plc)(6)                              United Kingdom
Equifax Information Services LLC                                                          Georgia
Equifax Information Services Puerto Rico, Inc.                                            Georgia
Equifax Information Technology, Inc.                                                      Georgia
Equifax Investments (South America) LLC(7)                                                Georgia
Equifax (Isle of Man) Ltd.(4)                                                           Isle of Man
Equifax Italy Holdings, Srl(12)                                                            Italy
Equifax Italy, Srl(13)                                                                     Italy
Equifax Luxembourg (No. 2) S.A.R.L.                                                     Luxembourg
Equifax Luxembourg S.A.                                                                 Luxembourg
Equifx Plc(4)(15)                                                                         England
Equifax Real Estate Mortgage Solutions, LLC(1)                                            Georgia
Equifax Receivables Finance LLC(22)                                                      Delaware
Equifax Secure U.K. Ltd.(1)                                                           United Kingdom
Equifax South America LLC                                                                 Georgia
Equifax Technology Solutions LLC                                                          Georgia
Equifax U.K. Finance (No. 2)(11)                                                          England
Equifax Ventures, Inc.                                                                    Georgia
High Integrity Systems LLC                                                              California
Imperitek Corporation                                                                     Georgia
Light Signatures, Inc.                                                                  California
NAV Acquisition Inc. (18)                                                                 Georgia
Privista Inc.                                                                             Georgia
Propago S.A.(8)                                                                            Chile
The Infocheck Group Ltd.(5)                                                               England
UAPT-Infolink Ltd.(5)                                                                 United Kingdom
Verdad Informatica de Costa Rica, S.A.(3)                                               Costa Rica

                                     Schedule 6.1(b), Page 2

The Company's subsidiary Equifax Information Services LLC owns 49% of the Class B stock and 100% of the Class C stock of RMA Holdings LLC (Delaware).

The Company's subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 50% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

The Company's subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina).

The Company's subsidiary Equifax South America LLC owns 100% of the stock of Equifax de Chile S.A. which owns 100% of the stock of Propago S.A. and 100% of the stock of Dicom S.A., which owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, wholly-owned subsidiary of Equifax Inc., which owns 2%, and 16% of the stock of InfoCorp S.A. (Peru), along with Dicom S.A. which owns 35%.

The Company's subsidiary Equifax Information Services LLC owns 40% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia) which owns 39.6%, along with FT/E, which owns 1% of Total Credit Services, L.P. (Delaware).

The Company's subsidiary Equifax South America LLC owns 15% of the stock of Infocom Honduras S.A. de C.B. (Honduras).



(1)Subsidiary of Equifax Information Services LLC
(2)Subsidiary of Acrofax Inc.
(3)Subsidiary of Equifax Direct Marketing Solutions LLC
(4)Subsidiary of Equifax Europe LLC
(5)Subsidiary of Equifax Plc
(6)Subsidiary of UAPT-Infolink Ltd.
(7)Subsidiary of Equifax South America LLC
(8)Subsidiary of Equifax de Chile, S.A.
(9)Subsidiary of Equifax Finance (1), Inc.
(10)Subsidiary of 3032423 Nova Scotia Company
(11)Subsidiary of Equifax Luxembourg (No. 2) S.A.R.L.
(12)Subsidiary of Equifax Luxembourg S.A.
(13)Subsidiary of Equifax Italy Holdings, Srl.


                                     Schedule 6.1(b), Page 3

(14)Subsidiary of Equifax Finance (2), Inc.
(15)Subsidiary of Equifax (Isle of Man) Ltd.
(16)Subsidiary of 3651754 Canada Inc.
(17)Subsidiary of Equifax Consumer Services, Inc.
(18)Subsidiary of Equifax eMarketing Solutions, Inc.
(19)Subsidiary of Equifax Capital Management, Inc.
(20)Subsidiary of Equifax do Brazil Holdings Ltd.





                                     Schedule 6.1(b), Page 4

                                 SCHEDULE 6.1(H)

                              ENVIRONMENTAL MATTERS

         The following disclosure is being made for informational purposes only and the Company does not believe that the matter described below on this schedule could reasonably be expected to have a Material Adverse Effect:

         The Company's former headquarters building located in Atlanta, Georgia, contains asbestos. Conditions at this building have been inspected and found to be non-hazardous and an abatement plan has been adopted for the removal and/or containment of such material.



                            Schedule 6.1(h), Page 1

                                 SCHEDULE 6.1(P)

         DEBT AND SUPPORT OBLIGATIONS OF THE BORROWERS AND SUBSIDIARIES
                             AS OF THE CLOSING DATE

1. All Debt and Support Obligations of the Company, as a Borrower and Guarantor, and Equifax PLC, as Borrower, under this Credit Agreement and all related Loan Documents.

2. $400 million in aggregate principal amount of Debt of the Company under that certain Indenture dated as of June 29, 1998 by Equifax Inc., as Issuer, and The First National Bank of Chicago, as Trustee, and under all notes, bonds and debentures issued by the Company thereunder and all related loan documents, in each case, as amended, supplemented or otherwise modified.

3. All Debt of the Company in respect of that certain Accreting Swap entered into on January 26, 1998 between the Company and Bank of America, N.A. with a notional amount of up to USD $29 million (6.214% Fixed Rate);

4. All Debt of the Company in connection with that certain Swap entered into on September, 2001 between the Company, Bank of America, SunTrust Bank and Wachovia Bank, N.A., with a notional amount of up to USD $200 million.

5. All Debt of Company in connection with that certain Swap entered into on May, 2002 between the Company, Bank of America, N.A. and SunTrust Bank, with a notional amount of up to USD $50 million.

6. All Debt and Support Obligations of the Company in an aggregate imputed principal amount of up to $29 million under that certain Master Agreement dated March 3, 1998, among the Company, as lessee, Construction Agent and Guarantor, SunTrust Banks, Inc., as Lessor and SunTrust Bank, Atlanta, as Agent, the related Lease Agreement and other project documents, in each case, as amended, supplemented or otherwise modified. (Georgia Synthetic Lease)

7. All Debt and Support Obligations of the Company in an imputed principal amount of up to $29 million under that Participation Agreement dated as of March 18, 1994, among Alphafax Properties Limited Partnership, as a Seller, the Company, as a Seller and Lessee, Equifax Properties, Inc. as General Partner, First Chicago Leasing Corporation, as Owner Participant, Equifax Business Trust No. 1994-A, as the Trust, Wilmington Trust Company, as Corporate Owner Trustee, William J. Wade, as Individual Owner Trustee, NationsBank of Georgia, NA, as Indenture Trustee, and Trust Company Bank, as Lender, the related lease agreement and all other related documents, in each case, as amended, supplemented or otherwise modified.. (Leveraged Lease of J.V. White Technology Center in Alpharetta, Georgia).



                            Schedule 6.1(p), Page 1

8. Support Obligations of the Company in connection with its guarantee of the obligations of Equifax Credit Information Services, Inc. under that certain Lease Agreement dated as of December 30, 1996 between Equifax Credit Information Services, Inc., as lessee, and MRSL Atlanta I, L.L.C., as Lessor, with term of lease ending December 30, 2011, and all related agreements, in each case, as amended, supplemented or otherwise modified. (4360 Northeast Expressway)

9. Support Obligations of the Company under that (i) certain Credit Agreement dated as of October 15, 2001 (the "Canadian Credit Agreement"), by and among 3032423 Nova Scotia Company (the "Canadian Borrower"), the Company, Canadian Imperial Bank of Commerce, as lender and administrative agent, and the other financial institutions signatory thereto as lenders, (ii) the related Guaranty by the Company, and (iii) all other related Credit Documents (as such term is defined in the Canadian Credit Agreement).

10.      The Debt of the Canadian Borrower under the Canadian Credit
Agreement and all other related Credit Documents (as such term is defined in the Canadian Credit Agreement).

11. The contingent obligations of the Company to CSC in connection with the CSC Agreement and the CSC Put.

12. Debt in the nature of capital lease obligations incurred in the ordinary course of business of the Company and its Subsidiaries.

13. All Debt and Support Obligations of the Company and its consolidated Subsidiaries as disclosed in the most recent consolidated balance sheets (and related notes) of the Company as disclosed (or incorporated by reference) in the Company's Form 10-Q for the quarterly period ended March 31, 2004 filed with the SEC on May 7, 2004.

14. All other Debt of the Company incurred after March 31, 2004, through the date hereof, in an aggregate principal amount not in excess of $15 million.

                            Schedule 6.1(p), Page 2

                                  SCHEDULE 9.2

                          LIENS AS OF THE CLOSING DATE

Liens of Borrowers and Subsidiaries existing on the Closing Date:

1. Liens on the Company's Atlanta, Georgia headquarters securing the Debt discussed in Item 8 on SCHEDULE 6.1(P).


 2. Liens on the Company's J.V. White Technology Center in Alpharetta, Georgia securing the Debt disclosed in Item 9 on SCHEDULE 6.1(P).

3. Liens under Capital Leases securing an aggregate principal amount of Debt not exceeding $2,500,000.


                              Schedule 9.2, Page 1

                                  SCHEDULE 13.1

                          NOTICE ADDRESSES FOR LENDERS




                             Schedule 13.1, Page 1

                                   EXHIBIT A-1

                    FORM OF REVOLVING CREDIT NOTE FOR COMPANY

                                                          --------------, ----

         FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of ______________________, its successors and assigns, on or before the relevant Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Credit Loans made under the Revolving Credit Facility, such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans owing to such Lender under the Revolving Credit Facility;

                  (ii) in the case of Swingline Loans, if such Lender is the Swingline Lender, the Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Lender; and

                  (iii) in the case of Competitive Bid Loans, the aggregate unpaid principal amount of all Competitive Bid Loans owing to such Lender;

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and SUNTRUST BANK, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; PROVIDED that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Georgia.


                              Exhibit A-1, Page 1

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                            EQUIFAX INC.,
                                            a Georgia corporation


                                            By: ____________________________
                                            Name: __________________________
                                            Title: _________________________

                              Exhibit A-1, Page 2

                                   EXHIBIT A-2

                FORM OF REVOLVING CREDIT NOTE FOR BORROWERS OTHER

                                THAN THE COMPANY

                                                     ---------------- --, ----

         FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of ______________________, its successors and assigns, on or before the relevant Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Credit Loans made under the Revolving Credit Facility, such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made to such Borrower and owing to such Lender under the Revolving Credit Facility; and

                  (ii) in the case of Competitive Bid Loans, the aggregate unpaid principal amount of all Competitive Bid Loans made to such Borrower and owing to such Lender;

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and SUNTRUST BANK, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; PROVIDED that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Georgia.


                              Exhibit A-2, Page 1

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                             [NAME OF BORROWER],
                                             a _______________corporation

                                             By: ______________________________
                                             Name: ____________________________
                                             Title: ____________________________


                              Exhibit A-2, Page 2

                                   EXHIBIT B-1

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                        Dated as of:_____________________


SunTrust Bank,
  as Administrative Agent
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention:   Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Revolving Credit Borrowing is delivered to you under Section 2.2(a) of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent.

1. The Company on behalf of ___________________ [Borrower] (the "BORROWER") hereby requests that the Lenders make a Revolving Credit Loan to the Borrower in the aggregate principal amount of ___________. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.) The Company on behalf of the Borrower hereby requests that the Lenders make such Revolving Credit Loan to the Borrower under the Revolving Credit Facility.

2. The Company on behalf of the Borrower hereby requests that such Revolving Credit Loan be made on the following Business Day: ______________ _____. (Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement.)

         3. The Company on behalf of the Borrower hereby requests that the Revolving Credit Loan bear interest at the following interest rate, PLUS the Applicable Percentage in the case of Offshore Rate Loans, as set forth below:

                                                                   Termination Date
     $ Amount                Basis for          Interest Period    for Interest Period       Applicable Currency
Component of Loan         Interest Rate     (Offshore Rate Only)   (if Applicable)           (Offshore Rate Only)
-----------------         -------------     --------------------   ----------------------    --------------------

                          [Base Rate or
                          Offshore Rate]

         4. The principal amount of all Loans outstanding under the Revolving Credit Facility as of the date hereof (including the requested Revolving Credit Loan, if applicable) and the principal amount of all L/C Obligations outstanding under the Revolving Credit Facility as of the date hereof (including the requested Revolving Credit Loan, if applicable) do not exceed the maximum amount permitted to be outstanding under the Revolving Credit Facility pursuant to the terms of the Credit Agreement.

                              Exhibit B-1, Page 1

         5. The Company hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

         6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Borrowing on behalf of the Borrower this ____ day of ____________________, ______.

                                  EQUIFAX INC.

                                   By: ___________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                              Exhibit B-1, Page 2

                                   EXHIBIT B-2

                      FORM OF NOTICE OF SWINGLINE BORROWING

                             Dated as of: ____________


SunTrust Bank,
  as Administrative Agent
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention:   Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Swingline Borrowing is delivered to you under Section 2.6(d) of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC. (the "COMPANY"), EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent.

         1. The Company hereby requests that the Swingline Lender make a Swingline Loan to the Company under the Revolving Credit Facility in the aggregate principal amount of __________. (Complete with an amount in accordance with Section 2.6(d) of the Credit Agreement.)

         2. The Company hereby requests that such Swingline Loan be made on the following Business Day: ________________________ (Complete with a Business Day in accordance with Section 2.6 of the Credit Agreement.)

         3. The principal amount of all Loans and L/C Obligations outstanding under the Revolving Credit Facility as of the date hereof (including the requested Swingline Loan, if applicable) do not exceed the maximum amount permitted to be outstanding under the Revolving Credit Facility pursuant to the terms of the Credit Agreement. The principal amount of all Swingline Loans outstanding as of the date hereof (including the requested Swingline Loan, if applicable) does not exceed the Swingline Commitment.

         4. The Company hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

         5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


                              Exhibit B-2, Page 1

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Swingline Borrowing on behalf of the Borrower this ____ day of _______, ____.

                                  EQUIFAX INC.

                                   By: ___________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                              Exhibit B-2, Page 2

                                    EXHIBIT C

                      FORM OF NOTICE OF ACCOUNT DESIGNATION

                            Dated as of:____________

SunTrust Bank,
  as Administrative Agent
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention:        Agency Services

Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you under Section
2.2 of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent.

         1. The Administrative Agent is hereby authorized to disburse all proceeds of Loans made to [Borrower] (the "BORROWER") into the following account(s):

                                           ___________________________________
                                           ABA Routing Number:________________
                                           Account Number: ___________________

         2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided by the Borrower to the Administrative Agent.

         3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ______ day of --------, -----.

                                   [BORROWER]

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________


                               Exhibit C, Page 1

                                    EXHIBIT D

                          FORM OF NOTICE OF PREPAYMENT

                                  Dated as of:

SunTrust Bank,
  as Administrative Agent
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention:        Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you under Section 2.3(c) of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent.

         1. The Company on behalf of ________________ [Borrower] (the "BORROWER") hereby provides notice to the Administrative Agent that Borrower shall repay the following [Base Rate Loans and/or Offshore Rate Loans]:
______________________ (Complete with an amount or amounts in accordance with Section 2.3 of the Credit Agreement.)

         2. The Loans to be prepaid are [Revolving Credit Loans] [Swingline Loans] made under the Revolving Credit Facility.

         3. The Borrower shall repay the above-referenced Loans on the following Business Day: _________________ (Complete in accordance with Section 2.3 of the Credit Agreement.)

         4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


                               Exhibit D, Page 1

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment on this ___ day of ________, ----.

                                  EQUIFAX INC.

                                           By:________________________________
                                          Name:______________________________
                                          Title:_____________________________


Exhibit D, Page 1

                                    EXHIBIT E

                       FORM OF BORROWER JOINDER AGREEMENT

         THIS BORROWER JOINDER AGREEMENT (the "AGREEMENT"), dated as of _____________, _____, is by and between _____________________, a _____________
(the "APPLICANT BORROWER"), and SUNTRUST BANK, in its capacity as Administrative Agent under that certain Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Borrower has indicated its desire to become a Designated Borrower pursuant to Section 2.10 of the Credit Agreement.

         Accordingly, the Applicant Borrower hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a Designated Borrower for all purposes of the Credit Agreement, and shall assume and have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to a Borrower.

         2. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto.

         3. Equifax Inc. (the "COMPANY") confirms that all of its obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Designated Borrower shall continue to be, in full force and effect.

         4. Each of the Company and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

         5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

                               Exhibit E, Page 1

         IN WITNESS WHEREOF, each of the Applicant Borrower and the Company has caused this Borrower Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

APPLICANT BORROWER:                    [_______________________________]

                                               By______________________________
                                               Name: ___________________________
                                               Title: __________________________


COMPANY:                                       EQUIFAX INC.,
                                               a Georgia corporation

                                               By______________________________
                                               Name: ___________________________
                                               Title: __________________________


                                               Acknowledged and accepted:

ADMINISTRATIVE AGENT:                          SUNTRUST BANK
                                               as Administrative Agent

                                               By______________________________
                                               Name: ___________________________
                                               Title: __________________________

                               Exhibit E, Page 2

                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                            Dated as of: ___________

SunTrust Bank,
  as Administrative Agent
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention:        Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (the "NOTICE") is delivered to you under Section 4.2 of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent.

         1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

I.       CONVERTING ALL OR A PORTION OF A BASE RATE LOAN INTO AN OFFSHORE RATE
         LOAN

         (a) The aggregate outstanding principal balance of such Loan is $___________.

         (b) The principal amount of such Loan to be converted is $___________.

         (c)      The requested effective date of the conversion of such Loan is
                  ___________.

         (d) The requested Interest Period applicable to the converted Loan is ___________.

         (e)      The Applicable Currency of the converted Loan is ___________.

II.      CONVERTING ALL OR A PORTION OF AN OFFSHORE RATE LOAN INTO A BASE RATE
         LOAN

         (a) The aggregate outstanding principal balance of such Loan is $______________.

         (b)      The last day of the current Interest Period for such Loan is
                  ______________.

         (c)      The principal amount of such Loan to be converted is
                  __________.

         (d)      The requested effective date of the conversion of such Loan is
                  ______________.

III.     CONTINUING ALL OR A PORTION OF AN OFFSHORE RATE LOAN AS AN OFFSHORE
         RATE LOAN

         (a) The aggregate outstanding principal balance of such Loan is $___________.


Exhibit F, Page 1

         (b)      The last day of the current Interest Period for such Loan is
                  ___________.

         (c) The principal Dollar Equivalent amount of such Loan to be continued is $___________.

         (d) The requested effective date of the continuation of such Loan is ___________.

         (e) The requested Interest Period applicable to the continued Loan is ___________.

         (f) The Applicable Currency of such Loan is ___________.

         2. The principal amount of all Loans and L/C Obligations under the Revolving Credit Facility outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding under the Revolving Credit Facility pursuant to the terms of the Credit Agreement.

         3. The Company hereby represents and warrants that no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

         4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


                               Exhibit F, Page 2

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation on this ____ day of ----------, ----.



                                              EQUIFAX INC.

                                               By: __________________________
                                               Name: ________________________
                                               Title: _______________________


                               Exhibit F, Page 3

                                    EXHIBIT G

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

         The undersigned, in his or her representative capacity on behalf of EQUIFAX INC., hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

         1. This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of August __, 2004 (as amended, restated or otherwise modified, the "CREDIT AGREEMENT") by and among EQUIFAX INC., EQUIFAX PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of the Company and its Subsidiaries dated as of __________________ and for the _________________
period[s] then ended and such statements present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of the operations of the Company and its Subsidiaries for the respective period[s] then ended, subject to normal year end adjustments for interim statements.

         3. I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Company and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto].

         4. The Applicable Percentage Pricing Level and information as to the financial ratios necessary for determining such figure are set forth on the attached SCHEDULE 1.

         5. The Borrowers and their Subsidiaries are in compliance with the financial covenants contained in Section 9.1 of the Credit Agreement as shown on such SCHEDULE 1 [EXCEPT TO THE EXTENT DISCLOSED ON SCHEDULE 1].

                            [Signature Page Follows]


                               Exhibit G, Page 1

         WITNESS the following signature as of the _____ day of _______________,
_____



                                              EQUIFAX INC.

                                               By: __________________________
                                               Name: ________________________
                                               Title: _______________________


                               Exhibit G, Page 2

                                    EXHIBIT H

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  This Assignment and Acceptance Agreement (this "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swingline Loans) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:         ______________________________

2.       Assignee:         ______________________________ [, which is an
         Affiliate/Approved Fund (1)]

3.       Borrower(s): Equifax Inc., Equifax PLC

4. Administrative Agent: SunTrust Bank, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of August __, 2004 among Equifax Inc., Equifax PLC, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto (the "LENDERS") and SunTrust Bank, as Administrative Agent.


----------
1  Select as applicable.


                                Exhibit H, Page 1

6.       Assigned Interest:

           Aggregate
           Amount of                    Amount of              Percentage
        Commitment/Loans            Commitment/Loans           Assigned of
        for All Lenders                 Assigned           Commitment/loans (2)
        ---------------                 --------           ---------------------


       $________________            $________________          ______________%
       $________________            $________________          ______________%
       $________________            $________________          ______________%


Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]





----------
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                                Exhibit H, Page 2

The terms set forth in this Assignment are hereby agreed to:

                                             ASSIGNOR

                                             [NAME OF ASSIGNOR]

                                             By: _____________________________
                                                      Title:

                                             ASSIGNEE

                                            [NAME OF ASSIGNEE]

                                             By: _____________________________
                                                      Title:

[Consented to and] (3)Accepted:

SUNTRUST BANK,
as Administrative Agent

By: _________________________________
      Title:

[Consented to:] (4)

EQUIFAX INC.,
a Georgia corporation

By: _________________________________
      Title:



3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

                                Exhibit H, Page 3

                 ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

         CREDIT AGREEMENT DATED AUGUST __, 2004 IN FAVOR OF EQUIFAX INC.

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT


                1. REPRESENTATIONS AND WARRANTIES.

                1.1. ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "LOAN DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                1.3 ASSIGNEE'S ADDRESS FOR NOTICES, ETC. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in


                                Exhibit H, Page 4
payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                3. GENERAL PROVISIONS. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of Georgia.



                                Exhibit H, Page 5

                SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT
                             ADMINISTRATIVE DETAILS

                   (ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS,
                     ADDRESSES, PHONE AND FACSIMILE NUMBERS,
                    ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND
                              PAYMENT INFORMATION)






                                Exhibit H, Page 6